                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            -------------------


                                  FORM 8-K
                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                               -------------




    Date of Report (Date of Earliest Event Reported):  February 13, 1997


                      CHANCELLOR BROADCASTING COMPANY
---------------------------------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)


                                  DELAWARE
---------------------------------------------------------------------------
               (State or Other Jurisdiction of Incorporation)


            0-27726                                    75-2538487
------------------------------               ------------------------------
   (Commission File Number)                         (I.R.S. Employer
                                                   Identification No.)


        12655 North Central Expressway
           Suite 405, Dallas, Texas                            75243
---------------------------------------------          --------------------
   (Address of Principal Executive Offices)                 (Zip Code)


                               (972) 239-6220
---------------------------------------------------------------------------
            (Registrant's Telephone Number, Including Area Code)

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     ITEM 5.   OTHER EVENTS


     PURCHASE OF RADIO STATIONS FROM OMNIAMERICA GROUP
     -------------------------------------------------

          On February 13, 1997, Chancellor Broadcasting Company, a Delaware corporation ("Chancellor Broadcasting Company" and, together with its subsidiaries, the "Company"), and its principal operating subsidiary Chancellor Radio Broadcasting Company, a Delaware corporation ("Chancellor Radio Broadcasting Company"), completed the previously announced acquisition of one AM radio station and seven FM radio stations (the "Omni Stations") from OmniAmerica Group. The aggregate purchase price for the Omni Stations, based upon an appraisal of the assets purchased, was $163 million in cash and 555,556 shares of Company's Class A Common Stock, par value $.01 per share. The cash portion of the purchase price was funded with proceeds from Chancellor Radio Broadcasting Company's $345 million credit facility. The Company plans to operate three of the eight Omni Stations (all located in Orlando, Florida) and to divest the other five Omni Stations pursuant to existing asset swap agreements.


     MERGER WITH EVERGREEN MEDIA CORPORATION
     ---------------------------------------

          On February 18, 1997, the Company announced that it had reached an agreement in principle to merge with Evergreen Media Corporation, a Delaware corporation ("Evergreen").

          On February 19, 1997, Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") with Evergreen. Pursuant to the terms of the Merger Agreement, the Company will be merged with and into Evergreen, with Evergreen remaining as the surviving corporation. Upon the consummation of the Merger (the "Effective Time"), the surviving corporation will be renamed Chancellor Media Corporation (as such, the "Surviving Corporation"). At the Effective Time, (i) each share of Chancellor Broadcasting Company's Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, will be converted into 0.9091 shares of Common Stock of the Surviving Corporation, (ii) each share of Evergreen's Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, will be converted into one share of common stock of the Surviving Corporation, (iii) each share of Chancellor Broadcasting Company's 7% Convertible Preferred Stock, par value $.01 per share, will be converted into one share of preferred stock of the Surviving Corporation with substantially identical powers, preferences and relative rights, (iv) each share of Chancellor Radio Broadcasting Company's 12.25% Series A




























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     Senior Cumulative Exchangeable Preferred Stock, par value $.01 per share, will be converted into one share of preferred stock of the Surviving Corporation with substantially identical powers, preferences and relative rights, and (v) each share of Chancellor Radio Broadcasting Company's 12% Exchangeable Preferred Stock, par value $.01 per share, will be converted into one share of preferred stock of the Surviving Corporation with substantially identical powers, preferences and relative rights. All shares of Common Stock of the Surviving Corporation will be entitled to one vote per share on all matters upon which holders of such stock are entitled to vote. Additionally, at the Effective Time, all indebtedness of the Company will either be assumed or refinanced by the Surviving Corporation.

          The Merger Agreement provides that, at the Effective Time, the board of directors of the Surviving Corporation will consist of three classes of directors. Class I directors will hold their respective office from the Effective Time until the 1998 annual meeting of the Surviving Corporation. Class II directors will hold their respective office from the Effective Time until the 1999 annual meeting of the Surviving Corporation. Class III directors will hold their respective office from the Effective Time until the 2000 annual meeting of the Surviving Corporation. The Merger Agreement provides that, at the Effective Time, the board of directors of the Surviving Corporation will consist of the following individuals: (a) Class I -- Eric C. Neumann, Perry J. Lewis and Matrice Ellis-Kirk; (b) Class II -- Lawrence D. Stuart, Jr., Steven Dinetz, Jeffrey A. Marcus and James E. de Castro; and (c) Class III -- Thomas O. Hicks, Scott K. Ginsburg, John H. Massey and Thomas J. Hodson. Subsequent to the execution of the Merger Agreement, Ms. Ellis-Kirk resigned from the Company's board of directors and it is expected that the Company will identify another nominee to fill the seat Ms. Ellis-Kirk would have held on the board of directors of the Surviving Corporation.

          Pursuant to the Merger Agreement, at the Effective Time, the following individuals will become officers of the Surviving
     Corporation: (a) Chairman of the Board -- Thomas O. Hicks; (b) President and Chief Executive Officer -- Scott K. Ginsburg; (c) Co-Chief Operating Officers -- Steven Dinetz and James E. de Castro; and
     (d) Chief Financial Officer -- Matthew E. Devine. Other officers of the Surviving Corporation will be determined by the Company and Evergreen prior to the Effective Time.

          Consummation of the Merger Agreement is subject to (i) consent of the Federal Communications Commission ("FCC"), (ii) expiration or early termination of the waiting period required






























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     under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
     amended (the "HSR Act"), (iii) approval of the common shareholders of Chancellor Broadcasting Company, (iv) approval of the common shareholders of Evergreen, and (v) other closing conditions, each as more fully described in the Merger Agreement. In order to obtain the consent of the FCC, it will be necessary for the Surviving Corporation to divest or commit to divest certain stations in the Chicago, Detroit, Washington D.C. and San Francisco markets in order to comply with limits set by the FCC's multiple ownership rules. No assurance can be given that the Merger Agreement will be consummated. Subject to such conditions, the Company anticipates that the Merger Agreement will be consummated in the third quarter of 1997.

          On February 19, 1997, Thomas O. Hicks and certain individuals and entities affiliated with Thomas O. Hicks (the "Hicks Stockholders") and Scott K. Ginsburg entered into a Stockholders Agreement (the "Stockholders Agreement") with Chancellor Broadcasting Company and Evergreen. Pursuant to the Stockholders Agreement, the Hicks Stockholders and Mr. Ginsburg agreed, among other things, to vote all shares of capital stock of Chancellor Broadcasting Company and Evergreen held by such parties at any meeting of the stockholders of the respective companies in favor of transactions contemplated by the Merger Agreement. The Hicks Stockholders control approximately 90% of the voting power of the outstanding common stock of Chancellor Broadcasting Company. Mr. Ginsburg controls approximately 44 % of the voting power of the outstanding common stock of Evergreen.


     JOINT PURCHASE OF VIACOM INTERNATIONAL, INC.'S RADIO STATION PORTFOLIO
     ----------------------------------------------------------------------

          On February 16, 1997, Evergreen Media Corporation of Los Angeles, a Delaware corporation ("EMCLA"), a direct, wholly-owned subsidiary of Evergreen, entered into a Stock Purchase Agreement (the "Viacom Stock Purchase Agreement") with Viacom International, Inc. ("Viacom").
     Under the Viacom Stock Purchase Agreement, EMCLA agreed to acquire from Viacom all of the issued and outstanding capital stock of WAXQ Inc., Riverside Broadcasting Co., Inc., KYSR Inc., KIBB Inc., WMZQ Inc., Viacom Broadcasting East Inc., WLIT Inc., and WDRQ Inc. (each, a subsidiary of Viacom, and referred to collectively as the "Viacom Subsidiaries") for an aggregate purchase price of $1.075 billion, subject to certain adjustments as set forth in the Viacom Stock Purchase Agreement. The Viacom Subsidiaries own and operate (or will own and operate at the consummation of the Viacom Stock Purchase Agreement) the assets involved in the operation of the following radio broadcast stations: (i) WAXQ(FM), New York, New































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


     York; (ii) WLTW(FM), New York, New York; (iii) KYSR(FM), Los Angeles, California; (iv) KIBB(FM), Los Angeles, California; (v) WMZQ-FM, Washington, D.C.; (vi) WZHF(AM), Arlington, Virginia; (vii) WJZW(FM), Woodbridge, Virginia; (viii) WBZS(AM), Alexandria, Virginia; (ix) WLIT(FM), Chicago, Illinois; and (x) WDRQ(FM), Detroit, Michigan.

          Consummation of the Viacom Stock Purchase Agreement is subject to
     (i) consent of FCC, (ii) expiration or early termination of the waiting period required under the HSR Act and (iii) other closing conditions, each as more fully described in the Viacom Stock Purchase Agreement. No assurance can be given that the Viacom Stock Purchase Agreement will be consummated. Subject to such conditions, Evergreen anticipates that the Viacom Stock Purchase Agreement will be consummated in the second quarter of 1997.

          If the Merger Agreement is not consummated before the Viacom Stock Purchase Agreement, certain aspects of the consummation of the Viacom Stock Purchase Agreement will be governed by the Joint Purchase Agreement (the "Joint Purchase Agreement") dated February 19, 1997, among Evergreen, EMCLA, Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company. Pursuant to the Joint Purchase Agreement, each of Chancellor Broadcasting Company and Evergreen will divide equally certain costs due under the Viacom Stock Purchase Agreement, including those amounts owed as deposits. On February 19, 1997, each of Evergreen and Chancellor Broadcasting Company paid $53.75 million to Viacom to satisfy the obligation of Evergreen under the Viacom Stock Purchase Agreement to pay a non-refundable (except under limited circumstances) deposit of 10% of the purchase price. If the consummation of the Viacom Stock Purchase Agreement occurs prior to the consummation of the Merger Agreement, (i) EMCLA will be required to purchase the Viacom Subsidiaries that own and operate radio stations WAXQ(FM), New York, New York, WlTW(FM), New York, New York, WMZQ-FM, Washington, D.C., WZHF(AM), Arlington, Virginia, WJZW(FM), Woodbridge, Virginia and WBZS(AM), Alexandria, Virginia, for an aggregate purchase price of approximately $595 million and (ii) Chancellor Radio Broadcasting Company will be required to purchase the Viacom Subsidiaries that own and operate radio stations KYSR(FM), Los Angeles, California, KIBB(FM), Los Angeles, California, WLIT(FM), Chicago, Illinois and WDRQ(FM), Detroit, Michigan for an aggregate purchase price of approximately $480 million. If the Viacom Stock Purchase Agreement is consummated after the consummation of the Merger Agreement, the Surviving Corporation will be required to purchase all of the Viacom Subsidiaries, subject to the FCC's multiple ownership limitations as described above.































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          The Company anticipates that the Joint Purchase Agreement and the
     Merger Agreement will be financed through additional bank borrowings or additional public or private debt or equity financing.


     ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
     EXHIBITS


     (c)  Exhibits


          2.1 Agreement and Plan of Merger dated as of February 19, 1997 among Chancellor Broadcasting Company, Chancellor Radio Broadcasting Company and Evergreen Media Corporation (annexes and exhibits intentionally omitted).(1)

          2.2 Stockholders agreement dated February 19, 1997 among Chancellor Broadcasting Company, Evergreen Media Corporation, Scott K. Ginsburg (individually and as custodian for certain shares held by his children), and HM2/Chancellor, L.P., Hicks, Muse, Tate & Furst Equity Fund II, L.P., HM2/HMW, L.P., the Chancellor Business Trust, HM2/HMD Sacramento GP, L.P., Hicks, Muse GP Partners, L.P., Thomas O. Hicks, as trustee of the William Cree Hicks 1992 Irrevocable Trust, Thomas O. Hicks, as trustee of the Catherine Forgrave Hicks 1993 Irrevocable Trust, Thomas O. Hicks, as trustee of the John Alexander Hicks 1984 Trust, Thomas O. Hicks, as trustee of the Mack Hardin Hicks 1984 Trust, Thomas O. Hicks, as trustee of the Thomas O. Hicks, Jr. 1984 Trust, Thomas O. Hicks and H. Rand Reynolds, as trustees for the Muse Children's GS Trust, and Thomas O. Hicks (schedule intentionally omitted).(2)

          2.3 Joint Purchase Agreement dated the 19th day of February, 1997, by and between Chancellor Radio Broadcasting Company, Evergreen Media Corporation of Los Angeles and Evergreen Media Corporation.

          2.4 Stock Purchase Agreement dated as of February 16, 1997 between Viacom International Inc. and Evergreen Media Corporations of Los Angeles (schedules and exhibits intentionally omitted).
            _______________

          (1) Previously filed as Exhibit 99(a) to the Schedule 13D filed on March 3, 1997 on behalf of Chancellor Broadcasting Company, Thomas O. Hicks and Lawrence D.






























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               Stuart, Jr. with respect to the Class A Common Stock, par
               value $.01 per share, of Evergreen Media Corporation and incorporated herein by reference.
          (2) Previously filed as Exhibit 99(b) to the Schedule 13D filed on March 3, 1997 on behalf of Chancellor Broadcasting Company, Thomas O. Hicks and Lawrence D. Stuart, Jr. with respect to the Class A Common Stock, par value $.01 per share, of Evergreen Media Corporation and incorporated herein by reference.


































































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          Pursuant to the requirements of the Securities Exchange Act of
     1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CHANCELLOR BROADCASTING COMPANY


     Date:  February 28, 1997      By:  /s/ JACQUES D. KERREST
                                      -------------------------------------
                                      Jacques D. Kerrest,
                                      Senior Vice President and
                                        Chief Financial Officer































































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                                INDEX TO EXHIBITS


     EXHIBIT NUMBER                DESCRIPTION
     --------------                -----------

          2.1 Agreement and Plan of Merger dated as of February 19, 1997 among Chancellor Broadcasting Company, Chancellor Radio Broadcasting Company and Evergreen Media Corporation (annexes and exhibits intentionally omitted).(1)

          2.2 Stockholders agreement dated February 19, 1997 among Chancellor Broadcasting Company, Evergreen Media Corporation, Scott K. Ginsburg (individually and as custodian for certain shares held by his children), and HM2/Chancellor, L.P., Hicks, Muse, Tate & Furst Equity Fund II, L.P., HM2/HMW, L.P., the Chancellor Business Trust, HM2/HMD Sacramento GP, L.P., Hicks, Muse GP Partners, L.P., Thomas O. Hicks, as trustee of the William Cree Hicks 1992 Irrevocable Trust, Thomas O. Hicks, as trustee of the Catherine Forgrave Hicks 1993 Irrevocable Trust, Thomas O. Hicks, as trustee of the John Alexander Hicks 1984 Trust, Thomas O. Hicks, as trustee of the Mack Hardin Hicks 1984 Trust, Thomas O. Hicks, as trustee of the Thomas O. Hicks, Jr. 1984 Trust, Thomas O. Hicks and H. Rand Reynolds, as trustees for the Muse Children's GS Trust, and Thomas O. Hicks (schedule intentionally omitted).(2)

          2.3 Joint Purchase Agreement dated the 19th day of February, 1997, by and between Chancellor Broadcasting Company, Chancellor Radio Broadcasting Company, Evergreen Media Corporation of Los Angeles and Evergreen Media Corporation.

          2.4 Stock Purchase Agreement dated as of February 16, 1997 between Viacom International Inc. and Evergreen Media Corporation of Los Angeles (schedules and exhibits intentionally omitted).
     _______________

          (1) Previously filed as Exhibit 99(a) to the Schedule 13D filed on March 3, 1997 on behalf of Chancellor Broadcasting Company, Thomas O. Hicks and Lawrence D. Stuart, Jr. with respect to the Class A Common Stock, par value $.01 per share, of Evergreen Media Corporation and incorporated herein by reference.
          (2) Previously filed as Exhibit 99(b) to the Schedule 13D filed on March 3, 1997 on behalf of Chancellor

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               Broadcasting Company, Thomas O. Hicks and Lawrence D.
               Stuart, Jr. with respect to the Class A Common Stock, par value $.01 per share, of Evergreen Media Corporation and incorporated herein by reference.







































































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                                   EXHIBIT 2.3

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                            JOINT PURCHASE AGREEMENT


          This Joint Purchase Agreement ("Agreement") is made this 19th day of February, 1997, by and between Chancellor Radio Broadcasting Company, a Delaware Corporation ("Chancellor"), Chancellor
     Broadcasting Company, a Delaware corporation and sole common stockholder of Chancellor ("CBC"), Evergreen Media Corporation of Los Angeles, a Delaware corporation ("Evergreen") and Evergreen Media Corporation, a Delaware corporation and the sole stockholder of Evergreen ("EMC").

                                    RECITALS:
                                    --------

          A. Chancellor, CBC and EMC have entered into a Memorandum of Understanding dated as of February 17, 1997, under which the parties have agreed to execute and deliver, subject to approval by their respective boards of directors, an Agreement and Plan of Merger (the "Merger Agreement"), with EMC surviving the Merger (the "Surviving Entity").

          B. Evergreen and Viacom International, Inc., a Delaware corporation ("Viacom") and the sole stockholder of certain companies owning certain radio y ynnstations (the "Viacom Radio Companies"), have entered into a Stock Purchase Agreement dated as of February 16, 1997, pursuant to which Evergreen has agreed to acquire (the "Viacom Acquisition") all of the outstanding shares of the Viacom Radio Companies.

          C. The parties hereto anticipate that the acquisition of the Viacom Radio Companies in connection with the consummation of the Merger would significantly enhance the operations and business of the Surviving Entity.

          D. The parties have reach certain understandings and agreements regarding the Viacom Acquisition, including without limitation the sharing of the risks and benefits related thereto.

          NOW, THEREFORE, in consideration of the foregoing premises, and in further consideration of the mutual agreements herein contained, the parties agree as follows:
































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     1.   DEFINED TERMS.

          Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Viacom Agreement.

     2.   TERM.

          This Agreement shall automatically terminate, without further action by the parties hereto, upon consummation of the Merger.

     3.   CERTAIN MATTERS WITH RESPECT TO THE VIACOM AGREEMENT.

          a. On February 19, 1997, Chancellor and Evergreen shall each pay $53,750,000 to Viacom at the Seller's Account, via wire transfer of immediately available funds.

          b. Chancellor and Evergreen shall each pay one-half of the Interest Amount, and all fees and expenses payable by the Purchaser pursuant to the Viacom Agreement, including, without limitation, fees and expenses in connection with the FCC Consent and the HSR Act.

          c. Evergreen shall notify Chancellor of all other payments due under the Viacom Agreement no later than three Business Days prior to the date such payment is to be made. Chancellor, at its option, shall pay its share of such payment either (i) to Evergreen by wire transfer of immediately available funds on the Business Day immediately prior to the date such payment is due, or (ii) directly to the party entitled to receive such payment.

          d. In the event the Viacom Agreement is validly terminated under the circumstances specified in Section 9.02(a) thereof, Chancellor consents to the forfeiture of its portion of the Deposit and further agrees to pay one-half of any other Losses incurred by Viacom that a court finally determines is owed to Viacom by Purchaser, subject to reapportionment thereof as outlined below. Evergreen and Chancellor shall jointly control (and shall share equally the expenses associated with) the defense of any action initiated by Viacom under the Viacom Agreement, and neither party shall consent to the settlement or compromise of such action without the prior written consent of the other (not to be unreasonably withheld or delayed). Losses paid to Viacom by the parties shall be apportioned between Evergreen and Chancellor in accordance with their relative responsibility for the cause of such Losses and the applicable party shall promptly reimburse the other party for any excess portion of such Losses paid by the other party to Viacom. Absent






























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     agreement as to such reapportionment, the parties shall submit the issue of such proportional responsibility to binding arbitration in New York, New York, in accordance with local American Arbitration Association rules and procedures, promptly following the award and payment of such damages to Viacom.

          e. In the event the Viacom Agreement is terminated based on the circumstances specified in Section 9.02(b) thereof, Evergreen shall promptly upon receipt deliver to Chancellor that portion of the Deposit funded by Chancellor pursuant to subparagraph (a) above, plus accrued interest repaid to Evergreen by Viacom. Evergreen and Chancellor shall jointly control (and shall share equally the expenses associated with) any action initiated by or on behalf of the Purchaser against Viacom under the Viacom Agreement to recover any Losses incurred by the Purchaser as a result of the termination of the Viacom Agreement. Evergreen shall immediately upon receipt thereof pay to Chancellor one-half of all damages that are paid to Purchaser in any such action.

          f. The parties shall use their reasonable best efforts to cause the consummation of the transactions contemplated by the Viacom Agreement. Without the prior written consent of Chancellor, which consent shall not be unreasonably withheld or delayed, Evergreen agrees that it will not take any actions under the Viacom Agreement, including, without limitation, entering into any agreements (such as determination of working capital or other adjustments to the Base Purchase Price), amendments, waivers, or consents, without the prior written consent of Chancellor, which shall not be unreasonably withheld or delayed. Evergreen shall promptly forward to Chancellor copies of each notice, statement, certificate or other information received by Evergreen as the Purchaser.

     4. ALLOCATION OF THE VIACOM RADIO COMPANIES UNDER VARIOUS CONTINGENT CONDITIONS.

          a. The parties seek to cause the consummation of the Viacom Acquisition within the 120-day period contemplated by Section 2.07 thereof, if possible, and, in all events, within the nine-month period contemplated by Section 9.01(b) thereof. Accordingly, within three (3) days of the date hereof, the parties shall file mutually-contingent applications with the FCC seeking Commission consent to the transfer of control of the Viacom Radio Companies (the "Purchase Applications"). The Purchase Applications will propose that Evergreen shall be the transferee of the New York and DC Viacom Radio Companies, and Chancellor shall be the transferee of the Chicago, Detroit and

     Los Angeles Viacom Radio Companies. As between themselves, Evergreen and Chancellor agree that the Base Purchase Price allocable to the markets to be purchased by Chancellor is as follows: Los Angeles - $325 million; Chicago - $125 million; and Detroit - $30 million. Evergreen and Chancellor shall each secure on a timely basis adequate financing, on commercially-reasonable and materially comparable terms, to permit the timely consummation of the Viacom Acquisition through the purchases contemplated by the Purchase Applications. If the Merger has not been consummated prior to the required closing date for the Viacom Acquisition (or if the Merger Agreement has been terminated for any reason), the parties will proceed respectively to consummate each and all of the transactions contemplated by the Purchase Applications.

          b. Upon final determination of the Working Capital under the Viacom Agreement, any adjustments to the estimated Working Capital shall be allocated between Evergreen and Chancellor based on the final aggregate Working Capital of the Viacom Radio Companies acquired by the parties respectively under Paragraph (a) hereof.

          c. The parties shall cooperate promptly to identify and secure qualified parties to acquire those properties which must be divested in order to obtain FCC and/or HSR clearance of the Merger, taking into account the consummation of the Viacom Acquisition ("Divestitures"). Evergreen will negotiate the terms and conditions of such Divestitures, but all Divestiture transactions will be subject to the approval of Chancellor, which approval shall not be unreasonably withheld or delayed. All expenses associated with the Divestitures will be shared equally by Chancellor and Evergreen. In the event a Divestiture sale is consummated before the Merger has been consummated, proceeds of the Divestiture sale shall be applied (i) first, to reimburse any acquisition costs paid by the applicable party to Viacom to acquire the Divested property, and (ii) thereafter, divided equally by the parties. Evergreen agrees to seek a purchaser for the Detroit Radio Company as promptly as practicable after the date hereof.

          d. The parties shall also cooperate in the prompt preparation, filing and prosecution of applications for FCC consent and HSR clearance for the Merger, and any other necessary consents (the "Merger Applications"). The parties will endeavor to prosecute the Merger Applications contemporaneously with the Purchase Applications and any applications related to the Divestitures. In the event the Merger Applications are approved prior to the consummation of the Viacom Acquisition pursuant to the Purchase Applications, the parties will proceed to consummate the Viacom Acquisition through the Surviving Entity.

          e. The failure by either party to make any of the payments or fulfill any of the material obligations under the Viacom Agreement or this Agreement (including, without limitation, the failure to secure the financing contemplated under Paragraph 4(a) hereof or the timely consummation of the Purchase Application transactions), shall be deemed a material breach hereof. In addition to any other remedies available at law or equity, the non-defaulting party shall have the right in such circumstances to assume the rights and obligations of the other party so as to permit the non-breaching party to preserve for itself the benefits of the Viacom Agreement and the Viacom Acquisition. Evergreen shall use its reasonable best efforts to obtain promptly after the date hereof Viacom s agreement to the provisions of this paragraph 4(e).

          f. If the Merger Agreement is terminated at any time but the Viacom Transaction is nevertheless consummated, the parties shall retain each of the properties acquired by them under the Purchase Applications, provided, however, that Evergreen shall cause Viacom Broadcasting East, Inc. to promptly sell to Chancellor, and Chancellor shall purchase from Evergreen, Radio Stations WJZW/WBZS, for a total consideration of Sixty Five Million Dollars ($65,000,000), in a transaction to be structured in a manner mutually satisfactory to Evergreen and Chancellor. If Evergreen acquires WJZW and WBZS prior to the consummation of the Merger, Evergreen shall operate WJZW and WBZS only in the ordinary course of business and consistent with such station s past practices.

     5.   REPRESENTATIONS AND WARRANTIES.

          a. Chancellor and CBC represent and warrant to Evergreen and EMC as follows:

          b. Each of Chancellor and CBC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby to be consummated by it. The execution and delivery by each of Chancellor and CBC of this Agreement and the consummation by it of the transactions contemplated hereby to be consummated by it have been duly authorized by all necessary corporate action on the party of Chancellor or CBC, as the case may be. This Agreement has been duly executed and delivered by each of Chancellor and CBC and,






























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


     assuming the due execution and delivery of this Agreement by Evergreen and EMC, constitutes a valid and binding obligation, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          c. The execution and delivery of this Agreement by Chancellor and CBC does not, and the performance by Chancellor and CBC of the transactions contemplated hereby to be performed by it will not (a) conflict with the certificate of incorporation or by-laws of Chancellor or CBC, (b) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, any material contract or permit, order, judgment or decree to which either Chancellor or CBC is a party or by which it is bound, or (c) constitute a violation of any law or regulation applicable to Chancellor or CBC.

          d. Evergreen and EMC represent and warrant to Chancellor and CBC as follows:

          e. Each of Evergreen and EMC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby to be consummated by it. The execution and delivery by each of Evergreen and EMC of this Agreement and the consummation by it of the transactions contemplated hereby to be consummated by it have been duly authorized by all necessary corporate action on the part of Evergreen or EMC, as the case may be. This Agreement has been duly executed and delivered by each of Evergreen and EMC and, assuming the due execution and delivery of this Agreement by Chancellor and CBC, constitutes a valid and binding obligation, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          f. The execution and delivery of this Agreement by Evergreen and EMC does not, and the performance by Evergreen and EMC of the transactions contemplated hereby to be performed by it will not (a) conflict with the certificate of incorporation or by-laws of Evergreen or EMC, (b) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, any material contract or permit, order, judgment or decree to which either Evergreen or EMC is a party or by which it is bound, or (c) constitute a violation of any law or regulation applicable to Evergreen or EMC.

     6.   MISCELLANEOUS.

          a. The parties hereto shall cooperate fully with each other in taking any actions, including actions to obtain the required consent of any Governmental Authority or any third party, necessary or helpful to accomplish the transactions.

          b. Any notices or other correspondence delivered pursuant to this Agreement shall be delivered in accordance with the terms of the Merger Agreement and to the respective addresses of the parties hereto set forth in the Merger Agreement.

          c. No party hereto shall take any action which is materially inconsistent with its obligations under this Agreement.

          d. Except as otherwise expressly provided herein, each party hereto will pay any expenses incurred by it incident to this Agreement and in preparing to consummate and consummating the transactions provided for herein.

          e. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party hereto without the prior written consent of the other parties which shall not be unreasonably withheld.

          f. This Agreement, including without limitation, the interpretation, construction and validity hereof, shall be governed by the Laws of the state of New York.

          g. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together with constitute one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]

               IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the day and year first above written.


                                   CHANCELLOR RADIO BROADCASTING COMPANY


                                   By:   /s/ Thomas O. Hicks
                                      -------------------------------------
                                   Name:   Thomas O. Hicks
                                   Title:  Chairman




                                   CHANCELLOR BROADCASTING COMPANY


                                   By:   /s/ Thomas O. Hicks
                                      -------------------------------------
                                   Name:   Thomas O. Hicks
                                   Title:   Chairman




                                   EVERGREEN MEDIA CORPORATION OF LOS
                                   ANGELES


                                   By:   /s/ Scott K. Ginsburg
                                      -------------------------------------
                                   Name:   Scott K. Ginsburg
                                   Title:  Chairman and Chief
                                             Executive Officer




                                   EVERGREEN MEDIA CORPORATION


                                   By:   /s/ Scott K. Ginsburg
                                      -------------------------------------
                                   Name:   Scott K. Ginsburg
                                   Title:  Chairman and Chief
                                             Executive Officer

                                   EXHIBIT 2.4

     ======================================================================




     ----------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT



     ----------------------------------------------------------------------

                          dated as of February 16, 1997



                                     between



                            VIACOM INTERNATIONAL INC.



                                       and



                         EVERGREEN MEDIA CORPORATION OF
                                   LOS ANGELES



     ----------------------------------------------------------------------

     ======================================================================

                                TABLE OF CONTENTS

                                                                       Page


                                    ARTICLE I
                                   DEFINITIONS

          Section 1.1    Certain Defined Terms . . . . . . . . . . . .    2
          Section 1.2    Other Defined Terms . . . . . . . . . . . . .    8
          Section 1.3    Terms Generally . . . . . . . . . . . . . . .    9

                                   ARTICLE II
                                PURCHASE AND SALE

          Section 2.1    Purchase and Sale of the Shares . . . . . . .   10
          Section 2.2    Purchase Price  . . . . . . . . . . . . . . .   10
          Section 2.3    Closing . . . . . . . . . . . . . . . . . . .   10
          Section 2.4    Closing Deliveries by Seller  . . . . . . . .   10
          Section 2.5    Closing Deliveries by Purchaser . . . . . . .   11
          Section 2.6    Purchase Price Adjustment . . . . . . . . . .   11
          Section 2.7    Interest Amount . . . . . . . . . . . . . . .   13
          Section 2.8    Payments and Computations . . . . . . . . . .   13

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Section 3.1    Incorporation and Authority of Seller . . . .   14
          Section 3.2    Incorporation and Qualification of Each
                         Company . . . . . . . . . . . . . . . . . . .   14
          Section 3.3    Capital Stock of the Companies  . . . . . . .   15
          Section 3.4    No Conflict . . . . . . . . . . . . . . . . .   15
          Section 3.5    Consents and Approvals  . . . . . . . . . . .   16
          Section 3.6    Financial Information . . . . . . . . . . . .   16
          Section 3.7    Absence of Undisclosed Liabilities  . . . . .   16
          Section 3.8    Absence of Certain Changes or Events  . . . .   17
          Section 3.9    Absence of Litigation . . . . . . . . . . . .   18
          Section 3.10   Compliance with Laws  . . . . . . . . . . . .   18
          Section 3.11   Licenses and Permits  . . . . . . . . . . . .   18
          Section 3.12   The Assets  . . . . . . . . . . . . . . . . .   19
          Section 3.13   Real Property . . . . . . . . . . . . . . . .   19
          Section 3.14   Employee Benefit Matters  . . . . . . . . . .   20
          Section 3.15   Taxes . . . . . . . . . . . . . . . . . . . .   21
          Section 3.16   Brokers . . . . . . . . . . . . . . . . . . .   21
          Section 3.17   Environmental Compliance  . . . . . . . . . .   22
          Section 3.18   EXCLUSIVITY OF REPRESENTATIONS  . . . . . . .   22

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Section 4.1    Incorporation and Authority of Purchaser  . .   22
          Section 4.2    No Conflict . . . . . . . . . . . . . . . . .   23
          Section 4.3    Consents and Approvals  . . . . . . . . . . .   23
          Section 4.4    Absence of Litigation . . . . . . . . . . . .   23
          Section 4.5    Securities Matters  . . . . . . . . . . . . .   23
          Section 4.6    FCC Qualification . . . . . . . . . . . . . .   24
          Section 4.7    Brokers . . . . . . . . . . . . . . . . . . .   25
          Section 4.8    EXCLUSIVITY OF REPRESENTATIONS  . . . . . . .   25

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

          Section 5.1    Conduct of Business Prior to the Closing  . .   25
          Section 5.2    Access to Information . . . . . . . . . . . .   28
          Section 5.3    Confidentiality . . . . . . . . . . . . . . .   29
          Section 5.4    Regulatory and Other Authorizations;
                         Consents  . . . . . . . . . . . . . . . . . .   29
          Section 5.5    Intercompany Accounts . . . . . . . . . . . .   30
          Section 5.6    Insurance . . . . . . . . . . . . . . . . . .   31
          Section 5.7    Financial Statements  . . . . . . . . . . . .   31
          Section 5.8    Notification  . . . . . . . . . . . . . . . .   31
          Section 5.9    No Other Bids . . . . . . . . . . . . . . . .   32
          Section 5.10   Environmental Audit . . . . . . . . . . . . .   32
          Section 5.11   Further Action  . . . . . . . . . . . . . . .   32

                                   ARTICLE VI
                                EMPLOYEE MATTERS

          Section 6.1    Employees . . . . . . . . . . . . . . . . . .   33
          Section 6.2    INTENTIONALLY OMITTED . . . . . . . . . . . .   34
          Section 6.3    Retirement Plan . . . . . . . . . . . . . . .   34
          Section 6.4    Indemnity . . . . . . . . . . . . . . . . . .   35
          Section 6.5    No Third Party Beneficiaries  . . . . . . . .   36

                                   ARTICLE VII
                                   TAX MATTERS

          Section 7.1    Tax Indemnities . . . . . . . . . . . . . . .   36
          Section 7.2    Refunds and Tax Benefits  . . . . . . . . . .   37
          Section 7.3    Contests  . . . . . . . . . . . . . . . . . .   38
          Section 7.4    Preparation of Tax Returns  . . . . . . . . .   39
          Section 7.5    Section 338(h)(10) Election . . . . . . . . .   40
          Section 7.6    Cooperation and Exchange of Information . . .   41
          Section 7.7    Conveyance Taxes  . . . . . . . . . . . . . .   41

     Section 7.8  Miscellaneous 41

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

          Section 8.1    Conditions to Obligations of Seller . . . . .   42
          Section 8.2    Conditions to Obligations of Purchaser  . . .   43

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

          Section 9.1    Termination . . . . . . . . . . . . . . . . .   44
          Section 9.2    Termination is Non-exclusive Remedy . . . . .   46
          Section 9.3    Waiver  . . . . . . . . . . . . . . . . . . .   46

                                    ARTICLE X
                                 INDEMNIFICATION

          Section 10.1   Indemnification by Purchaser  . . . . . . . .   47
          Section 10.2   Indemnification by Seller . . . . . . . . . .   48
          Section 10.3   Notification of Claims  . . . . . . . . . . .   49
          Section 10.4   Certain Exclusive Remedies  . . . . . . . . .   50

                                   ARTICLE XI
                               GENERAL PROVISIONS

          Section 11.1   Survival  . . . . . . . . . . . . . . . . . .   50
          Section 11.2   Expenses  . . . . . . . . . . . . . . . . . .   50
          Section 11.3   Notices . . . . . . . . . . . . . . . . . . .   51
          Section 11.4   Public Announcements  . . . . . . . . . . . .   51
          Section 11.5   Non-Solicitation  . . . . . . . . . . . . . .   51
          Section 11.6   Headings  . . . . . . . . . . . . . . . . . .   52
          Section 11.7   Severability  . . . . . . . . . . . . . . . .   52
          Section 11.8   Entire Agreement  . . . . . . . . . . . . . .   52
          Section 11.9   Successors and Assigns  . . . . . . . . . . .   52
          Section 11.10  No Recourse . . . . . . . . . . . . . . . . .   53
          Section 11.11  No Third-Party Beneficiaries  . . . . . . . .   53
          Section 11.12  Amendment . . . . . . . . . . . . . . . . . .   53
          Section 11.13  Sections and Schedules  . . . . . . . . . . .   53
          Section 11.14  Governing Law . . . . . . . . . . . . . . . .   53
          Section 11.15  Counterparts  . . . . . . . . . . . . . . . .   54
          Section 11.16  No Presumption  . . . . . . . . . . . . . . .   54
          Section 11.17  Specific Performance  . . . . . . . . . . . .   54

          STOCK PURCHASE AGREEMENT, dated as of February 16, 1997, between VIACOM INTERNATIONAL INC., a Delaware corporation ("Seller"), and
                                                         -------
     EVERGREEN MEDIA CORPORATION OF LOS ANGELES, a Delaware corporation ("Purchaser").
       ---------

                                   WITNESSETH:

          WHEREAS, Seller owns all of the issued and outstanding shares of capital stock of each of the companies listed in Schedule 1 and each company listed in such Schedule owns and operates the radio broadcast station or stations set forth opposite its name in such Schedule;

          WHEREAS, the Shares (as hereinafter defined) constitute all of the issued and outstanding shares of capital stock of each of the Companies (as hereinafter defined);

          WHEREAS, the Companies operate all of the radio broadcast stations owned directly or indirectly by Seller (the "Stations") and
                                                           --------
     serving the radio broadcast markets in New York, NY (the "NY Market"),
                                                               ---------
     Los Angeles, CA (the "LA Market"), Washington, D.C. (the "D.C.
                           ---------                           ----
     Market"), Chicago, IL (the "Chicago Market") and Detroit, MI (the
     ------                      --------------
     Detroit Market") (individually a "Market" and collectively, the
     --------------                    ------
     "Markets"), in each case as reflected in Schedule 1;
      -------
          WHEREAS, simultaneously with the execution and delivery of this Agreement, Purchaser has delivered to Seller a deposit (the "Deposit")
                                                                  -------
     in an amount equal to 10% of the Base Price (as hereinafter defined);

          WHEREAS, Purchaser has informed Seller that Purchaser and certain of its Affiliates (as hereinafter defined) intend to consummate a business combination (the "Purchaser Merger") with Chancellor
                                ----------------
     Broadcasting Company, a Delaware company, and certain of its Affiliates; and

          WHEREAS, Seller now wishes to sell to Purchaser, and Purchaser now wishes to purchase from Seller, the Shares upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, Purchaser and Seller hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.1    Certain Defined Terms.  As used in this Agreement,
                         ---------------------
     the following terms shall have the following meanings:

               "Accounting Firm" means (a) an independent certified public
                ---------------
     accounting firm in the United States of national recognition (other than a firm which then serves as the independent auditor for Seller, or Purchaser or any of their respective Affiliates) mutually acceptable to Seller and Purchaser or (b) if Seller and Purchaser are unable to agree upon such a firm, then the regular independent auditors for Seller and Purchaser shall mutually agree upon a third independent certified public accounting firm, in which event, "Accounting Firm" shall mean such third firm.

               "Action" means any claim, action, suit, arbitration,
                ------
     inquiry, proceeding or investigation by or before any Governmental
     Authority.

               "Affiliate" means, with respect to any specified Person, any
                ---------
     other Person who or which, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person; provided, however, that for purposes of
                                 --------  -------
     this definition and except as used in Section 5.2(b), Affiliates of Seller shall be limited to Viacom and its direct and indirect Subsidiaries.

               "Agreement" means this Agreement, including the Disclosure
                ---------
     Schedule, all exhibits and schedules hereto, all documents, certificates and instruments delivered pursuant hereto and all amendments hereto made in accordance with Section 11.12.

               "Assets" means all of the assets, properties and rights of
                ------
     every type and description, real, personal and mixed, tangible and intangible, that are owned, leased or licensed by each of the Companies and are used exclusively or held for use exclusively in the conduct of the Business on the date hereof, including the following:

               (i)  the goodwill relating exclusively to the Business;

              (ii) all the Owned Real Property and all rights in respect of the Leased Real Property;























     DAFS03...:\82\34982\0001\1761\FRM2197U.39A

             (iii) all furniture, fixtures, equipment, machinery and other tangible personal property;

              (iv)  all vehicles;

               (v)  all receivables;

              (vi) all books of account, general, financial, tax and personnel records, invoices, supplier lists, correspondence and other documents, records and files and all computer software and programs and any rights thereto;

             (vii)  all intellectual property;

            (viii) all claims, causes of action, classes in action, rights of recovery and rights of set-off of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof);

              (ix) all sales and promotional literature, customer lists and other sales-related materials;

               (x) all rights under all contracts, licenses, sublicenses, agreements, leases, commitments, and sales and purchase orders, and under all commitments, bids and offers (to the extent such offers are transferable);

              (xi)  all of the FCC Licenses;

             (xii) all municipal, state and federal franchises, permits, licenses, agreements, waivers and authorizations, to the extent transferable; and

            (xiii) all of each Company's right, title and interest in and to all other assets, rights and claims of every kind and nature used exclusively or held for use exclusively in the operation of the Business.

               "Base Price" means One Billion Seventy-Five Million Dollars
                ----------
     ($1,075,000,000), which is the aggregate purchase price for all of the Companies being acquired by Purchaser hereunder.

               "Business" means the business of operating the Stations,
                --------
     considered as a single enterprise, as conducted on the date hereof.

               "Business Day" means any day that is not a Saturday, a
                ------------
     Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

               "Cash" means the aggregate of all cash, cash equivalents and
                ----
     bank accounts owned by each of the Companies from time to time from the date hereof to the Closing Date.

               "Closing Working Capital" means Working Capital as of the
                -----------------------
     close of business on the day immediately preceding the Closing Date, as reflected on the Final WC Statement.

               "Code" means the Internal Revenue Code of 1986, as amended.
                ----
               "Communications Act" means the Communications Act of 1934,
                ------------------
     as amended.

               "Companies" means WAXQ Inc. and Riverside Broadcasting Co.,
                ---------
     Inc. in the NY Market, KYSR Inc. and KIBB Inc. in the LA Market, Viacom Broadcasting East Inc. and WMZQ Inc. in the D.C. Market, WLlT Inc. in the Chicago Market and WDRQ Inc. in the Detroit Market, each of which is a Delaware corporation.

               "Control" means, as to any Person, the power to direct or
                -------
     cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The term "Controlled" shall have a correlative meaning.
                           ----------
               "Disclosure Schedule" means the Disclosure Schedule attached
                -------------------
     as Schedule 1.1 hereto.

               "Environmental Laws" means any applicable federal, state or
                ------------------
     local law, rule or regulation relating to the environment, natural resources, or public health and safety.

               "ERISA" means the Employee Retirement Income Security Act of
                -----
     1974, as amended.

               "FCC" means the Federal Communications Commission and any
                ---
     successor thereto.

               "FCC Consent" means the FCC's initial grant of its consent
                -----------
     to the transfer of the FCC Licenses to Purchaser pursuant to this Agreement.

               "FCC Licenses" means all of the licenses, permits and
                ------------
     authorizations granted and issued from time to time by the FCC to each of the Companies to operate their respective Station or Stations as currently operated.

               "Final Order" means the FCC Consent to the extent not
                -----------
     reversed, stayed, enjoined, set aside, annulled or suspended, and with respect to which no timely request for stay, petition for rehearing, or appeal is pending, and as to which the time for filing any such request, petition or appeal or reconsideration by the FCC on its own motion has expired.

               "Governmental Authority" means any United States federal,
                ----------------------
     state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

               "Governmental Order" means any order, writ, judgment,
                ------------------
     injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

               "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements
                -------
     Act of 1976, as amended, and the rules and regulations thereunder.

               "Interest Amount" means, as of any date of determination,
                ---------------
     the aggregate amount of interest accrued on the Base Price (less the
                                                                 ----
     amount of the Deposit) pursuant to Section 2.7 as of such date of determination.

               "Interest Payment Date" means the earlier of the (i) Closing
                ---------------------
     Date and (ii) the fifth Business Day following the date of the termination, if any, of this Agreement pursuant to Section 9.1 (other than clause (a) thereof).

               "Interest Rate" means 8% per annum.
                -------------
               "IRS" means the Internal Revenue Service.
                ---
               "Knowledge of Seller" or "Seller's knowledge" means the
                -------------------      ------------------
     actual knowledge of Mr. William Figenshu, President, Viacom Radio, and Mr. Kevin Reymond, Senior Vice President and Chief Financial Officer, Viacom Radio, in each case without specific investigation.

               "Law" means any federal, state, local or foreign statute,
                ---
     law, ordinance, regulation, rule, code, order, other requirement or rule of law.

               "Liabilities" means all liabilities or obligations, with
                -----------
     respect to the Business, Assets or Stations, whether direct or indirect, matured or unmatured or absolute, contingent or otherwise.

               "Lien" means any mortgage, deed or trust, pledge,
                ----
     hypothecation, security interest, encumbrance, claim, lien, lease (including any capitalized lease) or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any assets or property, including any agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code of any state or comparable Law of any U.S. jurisdiction.

               "Material Adverse Effect" means a material adverse effect on
                -----------------------
     the Assets, taken as a whole, or on the results of operations or the condition (financial or otherwise) of the Stations, considered as a single enterprise; provided, however, that any material adverse effect
                        --------  -------
     arising out of or resulting from an event or series of events or circumstances affecting (i) the radio broadcast industry generally or
     (ii) the Market or Markets in which any of the Stations operate, shall not constitute a Material Adverse Effect.

               "Permitted Liens" means the following Liens: (a) Liens for
                ---------------
     Taxes, assessments or other governmental charges or levies not yet due; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanic, material and other Liens imposed by Law and on a basis consistent with past practice for amounts not yet due;
     (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of the Business and on a basis consistent with past practice in connection with worker's compensation, unemployment insurance or other types of social security; (d) minor defects of title, easements, rights-of-way, restrictions and other similar charges or encumbrances with respect to any parcel of Owned Real Property not materially detracting from the value of such Owned Real Property or interfering with the current use of such Owned Real Property or interfering with the ordinary conduct of the Business;
     (e) Liens not created by Seller or any of the Companies which affect the underlying fee interest of any Leased Real Property; (f) Liens incurred in the ordinary course of the Business and on a basis consistent with past practice securing liabilities which are not individually or in the aggregate material; (g) any state of facts an accurate survey would show, provided such facts do not render title unmarketable or materially interfere with the present use of the Owned Real Property; and (h) other Liens that, individually or in the aggregate, would not have a Material Adverse Effect.

               "Person" means any natural person, general or limited
                ------
     partnership, corporation, limited liability company, firm, association or other legal entity.

               "Purchase Price" means the sum of (i) the Base Price, plus
                --------------                                       ----
      (ii) the Interest Amount, if any, and (iii) either (a) if Estimated Closing Working Capital is positive, plus the amount of Estimated
                                          ----
     Closing Working Capital, or (b) if Estimated Closing Working Capital is negative, less the amount of Estimated Closing Working Capital.
                  ----
               "Securities Act" means the Securities Act of 1933, as
                --------------
     amended.

               "Seller's Account" means the account of Seller maintained by
                ----------------
     Seller with Chase Manhattan Bank, N.A. at its office at One Chase Manhattan Plaza, New York, NY, Account No. 910-2-712511, ABA No. 021000021.

               "Shares" means all of the issued and outstanding shares of
                ------
     capital stock of each of the Companies.

               "Subsidiary" of any Person means any corporation,
                ----------
     partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or Controlled by such Person.

               "Tax" or "Taxes" means all income, excise, gross receipts,
                ---      -----
     ad valorem sales, use, employment, franchise, profits, gains, property, transfer, use, payroll, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax authority with respect thereto.

               "Tax Returns" means all returns and reports (including
                -----------
     elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

               "Viacom" means Viacom Inc., a Delaware corporation, the
                ------
     parent of Seller.

               "Working Capital" means, for all Markets, on a combined
                ---------------
     basis, as of any date of determination, (a) the sum of (i) Cash,
     (ii) receivables and (iii) prepaid expenses minus (b) the sum of
                                                 -----
     (i) accounts payable and (ii) accrued expenses, in each case as of such date, calculated in the same manner and using the same methods, as the line items on the Reference Balance Sheet(s).

          Section 1.2    Other Defined Terms.  The following terms have the
                         -------------------
     meanings defined for such terms in the Sections set forth below:

          Term                                     Section
          ----                                     -------
          Acquisition Proposal                     5.9
          Allocations                              7.5(b)
          Chicago Market                           Recitals
          Closing                                  2.3
          Closing Date                             2.3
          COBRA                                    6.3(c)
          Confidentiality Agreement                5.3
          Contest                                  7.3(b)
          Continuation Period                      6.1(d)
          D.C. Market                              Recitals
          Deposit                                  Recitals
          Deposit Delivery Time                    2.2
          Detroit Market                           Recitals
          Election                                 7.5(a)
          Environmental Assessments                5.10
          Estimated Closing Working Capital        2.6(a)
          Filing                                   5.2(b)
          Final WC Statement                       2.6(a)
          Financial Statements                     3.6
          Forms                                    7.5(a)
          lndemnified Party                        10.3(a)
          Indemnifying Party                       10.3(a)
          Initial WC Statement                     2.6(a)
          KIBB Assets                              Article III
          LA Market                                Recitals
          Leased Real Property                     3.13
          Losses                                   10.1(a)

          MADSP                                    7.5(b)
          Market                                   Recitals
          Markets                                  Recitals
          Multiemployer Plan                       3.14(b)
          Multiple Employer Plan                   3.14(b)
          Notice of Disagreement                   2.6(a)
          NY Market                                Recitals
          Outside Date                             9.1(b)
          Owned Real Property                      3.13
          Post-Closing Date Tax Benefit            7.2(b)
          Purchaser                                Preamble
          Purchaser Assignee                       11.9
          Purchaser lndemnified Parties            10.2(a)
          Purchaser's DC Plan                      6.3(b)
          Purchaser Merger                         Recitals
          Reference Balance Sheet(s)               3.6
          Securities Acts                          5.2(b)
          Seller                                   Preamble
          Seller Indemnified Parties               10.1(a)
          Stations                                 Recitals
          Station Employees                        6.1(a)
          Sublease                                 2.4(d)
          Submitted Notice of Disagreement         2.6(a)
          Submitted WC Statement                   2.6(a)
          Surviving Entity                         11.9
          Supplemental Financial Statements        5.7
          Transferred Employees                    6.1 (b)
          Viacom ERISA Plan                        3.14(a)
          Viacom Plans                             3.14(a)
          VIP                                      3.14(d)
          VPP                                     3.14(d)

          Section 1.3    Terms Generally.  (a) Words in the singular shall
                         ---------------
     be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires,
     (b) the term "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (c) the word "including" and words of similar import when used in this Agreement means "including, without limitation," unless otherwise specified, and (d) the word "or" shall not be exclusive.

                                   ARTICLE II

                                PURCHASE AND SALE

          Section 2.1    Purchase and Sale of the Shares.  On the terms and
                         -------------------------------
     subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, the Shares.

          Section 2.2    Purchase Price.  Subject to the adjustments set
                         --------------
     forth in Section 2.6, Purchaser shall pay the Purchase Price in cash to Seller as follows: (i) the Deposit, which will be delivered to Seller's Account by wire transfer in immediately available funds no later than 3:00 P.M. (New York City time) on the second Business Day immediately succeeding the date hereof (the "Deposit Delivery Time")
                                                  ---------------------
     and (ii) the balance of the Purchase Price at the Closing as provided in Section 2.5(a).

          Section 2.3    Closing.  Subject to the terms and conditions of
                         -------
     this Agreement, the sale and purchase of the Shares contemplated hereby shall take place at a closing (the "Closing") to be held at
                                                -------
     10:00 A.M. (New York City time) on the fifth Business Day following the later to occur of (i) the expiration or termination of the applicable waiting periods under the HSR Act and (ii) the satisfaction or waiver of the other conditions to the obligations of the parties set forth in Article VIII, at the offices of Seller, 1515 Broadway, New York, New York, or at such other time or on such other date or at such other place as Seller and Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing
                                                                  -------
     Date").
     ------
          Section 2.4    Closing Deliveries by Seller.  At the Closing,
                         ----------------------------
     Seller shall deliver or cause to be delivered to Purchaser:

               (a) stock certificates evidencing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, with all required stock transfer tax stamps affixed;

               (b)  a receipt for the Purchase Price;

               (c) the certificates and other documents required to be delivered pursuant to Section 8.2; and

               (d) the sublease described on Schedule 3.13(b) (the "Sublease") duly executed by Seller.
           --------

          Section 2.5    Closing Deliveries by Purchaser.  At the Closing,
                         -------------------------------
     Purchaser shall deliver to Seller:

               (a) the balance of the Purchase Price after the application of the Deposit thereto, by wire transfer in immediately available funds to Seller's Account;

               (b) the certificates and other documents required to be delivered pursuant to Section 8.1; and

               (c)  the Sublease duly executed by Purchaser.

     All deliveries under Sections 2.4 and 2.5 shall occur simultaneously.

          Section 2.6    Purchase Price Adjustment.  (a) No less than two
                         -------------------------
     Business Days prior to the Closing Date, Seller shall deliver a notice to Purchaser which sets forth Seller's good faith estimate of Working Capital as of the close of business on the day immediately preceding the Closing Date (the "Estimated Closing Working Capital"). Within 30
                            ---------------------------------
     days after the Closing Date, Purchaser shall prepare and deliver to Seller a statement setting forth Working Capital as of the close of business on the day immediately preceding the Closing Date (the "Initial WC Statement"). During the 30 days immediately following
      --------------------
     Seller's receipt of the Initial WC Statement, Seller will be permitted to review Purchaser's working papers relating to the Initial WC Statement, all of Purchaser's and each Company's books and records with respect thereto and such other books and records of Purchaser and each Company as Seller may reasonably request in connection with such review. The Initial WC Statement shall become final and binding upon the parties (and shall thereupon become the Final WC Statement) on the 31 st day following receipt thereof by Seller, unless Seller shall provide a written notice (the "Notice of Disagreement") of its
                                    ----------------------
     disagreement with the Initial WC Statement to Purchaser prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a timely Notice of Disagreement is received by Purchaser, then the Initial WC Statement (as revised in accordance with clause (x) or (y) below) shall become final and binding upon the parties, and shall thereupon become the "Final WC Statement", on the earlier of (x) the date on which the
      ------------------
     parties hereto resolve in writing any differences they have with respect to any matter specified in the Notice of Disagreement, and agree upon a Final WC Statement, or (y) the date on which the Accounting Firm finally resolves in writing any matters with respect to the Initial WC Statement that are properly in dispute by providing each of the parties hereto with a Final WC Statement. During the 30 days immediately following the delivery of a Notice of Disagreement, Seller and Purchaser shall seek in good faith to resolve in writing (and thereby agree on a Final WC Statement) any differences which they may have with respect to any matter specified in the Notice of Disagreement. During such period, Purchaser shall have access to the working papers of Seller prepared in connection with Seller's preparation of the Notice of Disagreement. At the end of such 30-day period, Seller and Purchaser shall submit to the Accounting Firm for review and resolution any and all matters which remain in dispute and which were properly included in the Notice of Disagreement (the Initial WC Statement, as it may be modified by Purchaser prior to submission to the Accounting Firm, being the "Submitted WC Statement", and the Notice of Disagreement, as it may be
      ----------------------
     modified by Seller prior to submission to the Accounting Firm, being the "Submitted Notice of Disagreement"), and, within 30 days of its
          --------------------------------
     receipt of the Submitted Notice of Disagreement, the Accounting Firm shall make a final determination, binding on the parties hereto, of Working Capital as of the close of business on the day immediately preceding the Closing Date. Purchaser and Seller shall share equally the cost of the Accounting Firm's review and determination.

               (b) (i) If Closing Working Capital exceeds Estimated Closing Working Capital, then Purchaser shall pay to Seller an amount equal to such excess or (ii) if Estimated Closing Working Capital exceeds Closing Working Capital, then Seller shall pay to Purchaser an amount equal to such excess, in either case within 10 Business Days after the Final WC Statement becomes final and binding on the parties hereto, together with interest thereon from the Closing Date to the date of payment at the rate of interest publicly announced by Citibank, N.A. in New York, New York from time to time as its base rate. If Closing Working Capital is equal to Estimated Closing Working Capital, then neither Purchaser nor Seller shall owe any amount to the other party pursuant to this Section 2.6.

               (c) Purchaser agrees that following the Closing through the date that payment, if any, is made pursuant to Section 2.6(b), it will not, and will cause the Companies not to, take any actions with respect to any accounting books, records, policy or procedure on which the Initial WC Statement is to be based that are inconsistent with past practices of Seller or that would make it impossible or impracticable to calculate Working Capital in the manner utilizing the methods required hereby. Without limiting the generality of the foregoing, no changes shall be made in any reserve or other account existing as of the date of the Reference Balance Sheet(s) except as a result of events occurring after the date of the Reference Balance Sheet(s) and, in such event, only in a manner consistent with the past practices of Seller.

          Section 2.7    Interest Amount.  If the Closing shall not have
                         ---------------
     occurred on or prior to the 120th day following the date hereof for any reason other than as a result of Seller's failure to comply in all material respects with its covenants and agreements hereunder or the material inaccuracy of the representations and warranties made by Seller herein, then interest shall commence to accrue on the Base Price (less the amount of the Deposit) at the Interest Rate from such
            ----
     date through the Interest Payment Date. Purchaser shall pay the Interest Amount to Seller on the Interest Payment Date.

          Section 2.8    Payments and Computations.  Each party shall make
                         -------------------------
     each payment due to the other party hereunder as soon as practicable on the day when due in U.S. dollars, in the case of payments to Seller at Seller's Account or as otherwise directed by Seller, and in the case of payments to Purchaser as directed by Purchaser in writing, by wire transfer in immediately available funds. All computations of interest shall be made by the party entitled to receive payment on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the party to which interest is to be paid pursuant to the terms of this Agreement of an interest rate or any amount of interest due hereunder shall be conclusive and binding for all purposes, absent manifest error. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

               Purchaser understands and acknowledges that as of the date of this Agreement such of the Assets as are used or held for use exclusively in the operation of the radio broadcast station identified by the call letters KIBB-FM (the "KIBB Assets") and serving the Los
                                       -----------
     Angeles Market, are held directly by Viacom. Seller hereby represents and warrants to Purchaser that KIBB Inc. is a recently-formed Delaware corporation that, other than for its organization, has undertaken no operations and conducted no business as of the date hereof. Purchaser further understands and Seller hereby covenants and agrees that prior to the Closing, Viacom shall contribute the KIBB Assets to Seller which will then contribute such assets to KIBB Inc. Accordingly, the references to "each Company", "any of the Companies", the "Companies", any "Company" or any comparable phrase or reference contained in Sections 3.11, 3.12 or 3.13, to the extent the representations and warranties set forth in such Sections are made as of the date hereof and solely to the extent referring to or including KIBB Inc., shall be deemed to include Viacom. The immediately preceding sentence shall not apply to the representations and warranties set forth in Sections 3.11, 3.12 or
     3.13 when made as of the Closing Date. Seller represents and warrants to Purchaser as follows:

          Section 3.1    Incorporation and Authority of Seller.  Seller is
                         -------------------------------------
     a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and (assuming due authorization, execution and delivery by Purchaser) this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject, as to enforceability, to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar Laws affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at
     Law).

          Section 3.2    Incorporation and Qualification of Each Company.
                         -----------------------------------------------
     Each Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own or lease and operate its respective Assets. Each Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased and operated or the nature of its activities makes such qualification necessary, except for where the failure to be so qualified would not have a Material Adverse Effect.

          Section 3.3    Capital Stock of the Companies.  The Shares
                         ------------------------------
     constitute all the authorized, issued and outstanding shares of capital stock of the Companies. The Shares have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any pre-emptive rights. There are no options, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock of any Company obligating such Company to issue or sell any of its shares of capital stock. Seller owns the Shares, free and clear of all Liens except for Permitted Liens specified in clause (a) of the definition of Permitted Liens and any Liens arising out of, under or in connection with this Agreement or through Purchaser. There are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Shares. None of the Companies owns, directly or indirectly, any shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any association, partnership, joint venture or other legal entity.

          Section 3.4    No Conflict.  Assuming all consents, approvals,
                         -----------
     authorizations and other actions described in Section 3.5 have been obtained and all filings and notifications listed in Section 3.5 of the Disclosure Schedule have been made, and except as may result from any facts or circumstances relating solely to Purchaser or as described in Section 3.4 of the Disclosure Schedule, the execution, delivery and performance of this Agreement by Seller do not and will not (a) violate or conflict with the Certificate of Incorporation or By-laws of Seller or any Company, (b) conflict with or violate any Law or Governmental Order applicable to Seller or any Company, except as would not, individually or in the aggregate, have a Material Adverse Effect or prohibit Seller from consummating the purchase and sale of the Shares as contemplated hereby or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any Shares or on any of the Assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which Seller or any Company is a party or by which any of the Shares or, to the knowledge of Seller, the Assets are bound or affected, except as would not, individually or in the aggregate, have a Material Adverse Effect or prohibit Seller from consummating the purchase and sale of the Shares as contemplated hereby.

          Section 3.5    Consents and Approvals.  The execution and
                         ----------------------
     delivery of this Agreement by Seller does not, and the performance of this Agreement by Seller will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or other Person except (a) as described in
     Section 3.5 of the Disclosure Schedule, (b) the notification requirements of the HSR Act, (c) for consents required from the FCC prior to the Closing and those notices to be filed with the FCC after the Closing, (d) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prohibit Seller from consummating the purchase and sale of the Shares as contemplated hereby, (e) as would not have a Material Adverse Effect and (f) as may be necessary as a result of any facts or circumstances relating solely to Purchaser or its Affiliates.

          Section 3.6    Financial Information.  The unaudited balance
                         ---------------------
     sheet relating to all of the Stations, on a combined basis, in each Market as at December 31, 1996 (collectively for all of the Markets, the "Reference Balance Sheet(s)") and the related unaudited statement
          --------------------------
     of income of all such Stations, on a combined basis, in each such Market for the fiscal year then ended (collectively, the "Financial
                                                               ---------
     Statements"), all of which are included in Exhibit 3.6 hereto, fairly
     ----------
     present, in all material respects, the financial condition and results of operations of all such Stations, on a combined basis, in each such Market at such date, or for the period covered thereby, and were prepared on a basis consistent with the past practices of Seller for purposes of inclusion in the consolidated financial statements of Viacom and, except as disclosed in Section 3.6(a) of the Disclosure Schedule, were prepared in accordance with generally accepted accounting principles.

          Section 3.7    Absence of Undisclosed Liabilities.  As of the
                         ----------------------------------
     Closing Date, there shall be no liability of any Company except liabilities (i) disclosed in Section 3.7(a) of the Disclosure Schedule or otherwise included in the Disclosure Schedule or addressed by or referred to in any of the representations, warranties, covenants or agreements made by Seller in this Agreement, (ii) as, and to the extent, reflected or reserved against in the Reference Balance Sheet(s), (iii) covered by insurance, indemnification, contribution or comparable arrangements, the benefits of which will be available to Purchaser or the Companies after the Closing, (iv) with respect to the matters addressed in Sections 3.14 and 3.15 and Articles VI and VII (which shall be governed solely by the terms of such Sections and Articles), (v) incurred in the ordinary course of the Business after the date hereof and prior to the Closing and (vi) liabilities which would not individually or in the aggregate have a Material Adverse Effect.

          Section 3.8    Absence of Certain Changes or Events.  (a) Since
                         ------------------------------------
     the date of the Reference Balance Sheet(s) or such other date as specified below, except as disclosed in Section 3.8 of the Disclosure Schedule, the Business has been conducted in the ordinary course and consistent with past practice.

               (b) Since the date of the Reference Balance Sheet(s) and, except as set forth in Section 3.8 of the Disclosure Schedule or as contemplated by this Agreement or in the ordinary course of the Business, there has not been:

               (i)  a Material Adverse Effect;

              (ii) the creation of any Lien on the Assets or the Shares, other than, in the case of the Shares, Permitted Liens specified in clause (a) of the definition of Permitted Liens;

             (iii) any establishment or material increase in any bonus, insurance severance, deferred compensation, pension, retirement, profit sharing, stock option (including any grant of any stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plans, or other material increase in the compensation payable or to become payable to any officer or key employee of any of the Stations by Seller or by any Company, except, in any case described above, as may be required by Law, existing contracts or applicable collective bargaining agreements;

              (iv) any employment or severance agreement providing for annual compensation or severance payments in excess of $100,000 entered into by Seller or by any Company with any of the Station Employees;

               (v) any sale, assignment, transfer, lease or other disposition or agreement to sell, assign, transfer, lease or otherwise dispose of any of the Assets having an aggregate replacement value exceeding $100,000;

              (vi) by any Company, (A) any acquisition (by merger, consolidation acquisition of stock or assets or otherwise) of any corporation, partnership or other business organization or division thereof or interest therein or

          (B) any incurrence of any indebtedness for borrowed money (other than to Seller on arm's-length terms) or issuance of any debt securities or assumption, grant, guarantee or endorsement, or other accommodation or arrangement making any Company responsible for, the obligations of any Person or any distributions of cash (other than by one or more of the Companies to Seller) or any loans or advances other than to Seller on arm's-length terms;

             (vii) any material change in any method of accounting or accounting practice used by any Company.

          Section 3.9    Absence of Litigation.  Except as set forth in
                         ---------------------
     Section 3.9 of the Disclosure Schedule, there are no Actions pending, or to Seller's knowledge threatened in writing, against Seller or any Company, or to which any of the Shares or Assets are subject, before any Governmental Authority that, individually or in the aggregate, would have a Material Adverse Effect or would prohibit Seller from consummating the purchase and sale of the Shares as contemplated hereby.

          Section 3.10   Compliance with Laws.  Except as set forth in
                         --------------------
     Section 3.10 of the Disclosure Schedule, to the knowledge of Seller, neither Seller nor any Company is in material violation of any Law or Governmental Order applicable to the Business, Shares or any material Asset, or by which any of them is bound.

          Section 3.11   Licenses and Permits.  Each Company holds and is
                         --------------------
     in material compliance with all FCC Licenses necessary to operate as currently operated each of the Stations set forth opposite such Company's name on Schedule 1 as a radio broadcast station with the power disclosed in Section 3.11 of the Disclosure Schedule. Except as set forth in Section 3.11 of the Disclosure Schedule, no governmental qualifications, registrations, filings, privileges, franchises, licenses, permits, approvals or authorizations other than the FCC Licenses are required to operate each of the Stations as a radio broadcast station in substantially the same manner as each such Station is being operated as of the date hereof, other than those that the failure to hold or obtain would not, individually or in the aggregate, have a material adverse effect on the results of operations or financial condition of any Station. Except as set forth in Section
     3.11 of the Disclosure Schedule, no application, action or proceeding is pending for the renewal or modification of any of the FCC Licenses, and, except for actions or proceedings affecting radio broadcast stations generally, no application, complaint, action or proceeding is pending, or to Seller's knowledge threatened in writing, that would reasonably be expected to result in (i) the denial of an application for renewal of any of the FCC Licenses, (ii) the revocation, modification, nonrenewal or suspension of any of the FCC Licenses, (iii) the issuance of a cease-and-desist order with respect to any of the FCC Licenses or (iv) the imposition of any material administrative or judicial sanction with respect to Seller, any Company or any Station. To Seller's knowledge, there is no fact or circumstance relating to Seller, the Companies or any of Seller's Affiliates that would cause the FCC to deny the FCC application for assignment of the FCC Licenses as provided in this Agreement. No waiver of any FCC rule or policy is necessary to be obtained by Seller, any Company or any of Seller's Affiliates for the grant of the FCC application for assignment of the FCC Licenses as provided in this Agreement, nor will processing pursuant to any exception to a rule of general applicability be requested or required in connection with the consummation by Seller of the transactions contemplated hereby except in each case for facts or circumstances not related to Seller, the Companies or any of Seller's Affiliates.

          Section 3.12   The Assets.  (a) Except as set forth in Section
                         ----------
     3.12(a) of the Disclosure Schedule, the Assets include all of the assets, properties and rights of every type and description, real, personal and mixed, tangible and intangible, that are owned, leased or licensed by any of the Companies and are used exclusively or held for use exclusively in the operation of the Business as of the date hereof. All of the tangible Assets material to the operation of any Station are in good operating condition and repair, subject to normal wear and maintenance, except to the extent the failure to be in such condition or repair would not result in a Material Adverse Effect.
     The Assets constitute all of the assets necessary for the continued operation of the Business in substantially the same manner as conducted on the date of this Agreement.

               (b) The Companies hold, and at the Closing will hold, good title to or have valid leasehold interests in all of their respective Assets (other than the Owned Real Property and Leased Real Property as to which the provisions of Section 3.13 apply), free and clear of any and all Liens, except (i) as disclosed in Section 3.12(b) of the Disclosure Schedule, (ii) for Permitted Liens and (iii) for Liens created by or through Purchaser or any of its Affiliates.

          Section 3.13   Real Property.  Each parcel of real property,
                         -------------
     including those properties set forth in Sections 3.13(a) (which lists material real property owned by each Company, the "Owned Real
                                                        ----------
     Property") and 3.13(b) (which lists material real property
     --------
     leased by each Company, the "Leased Real Property") of the Disclosure
                                  --------------------
     Schedule, owned or leased by any Company is, and at the Closing will be, owned in fee simple or held pursuant to a valid leasehold estate, free and clear of all Liens, except (i) as disclosed in Section 3.13(a) or in Section 3.13(b), as the case may be, of the Disclosure Schedule, (ii) for Permitted Liens and (iii) for Liens created by or through Purchaser or any of its Affiliates.

          Section 3.14   Employee Benefit Matters.  (a) Section 3.14 of the
                         ------------------------
     Disclosure Schedule contains a true and complete list of all employee benefit plans (within the meaning of Section 3(3) of ERISA, hereafter "Viacom ERISA Plan") and all bonus, stock option, stock purchase,
      -----------------
     restricted stock, incentive, deferred compensation, supplemental retirement, severance or other benefit plans, programs or arrangements (collectively, the "Viacom Plans") with respect to which Seller or any
                         ------------
     Company has any obligation or which are maintained, contributed to or sponsored by Viacom, Seller or any Company for the benefit of any current employee, officer or director of Seller or any Company or any former employee of Seller or any Company who was previously employed in the Business, other than plans, programs, arrangements, contracts or agreements for which no benefits are payable after the Closing. Except as disclosed in Section 3.14 of the Disclosure Schedule, each Viacom ERISA Plan is in writing and Seller has previously made available to Purchaser a true and complete copy of each Viacom ERISA Plan and a true and complete copy of each of the following documents, to the extent applicable, prepared in connection with each such Viacom
     Plan: (i) a copy of each trust or other funding arrangement, (ii) the most recently filed IRS Form 5500 and (iii) the most recently received IRS determination letter.

               (b) Except as otherwise disclosed in Section 3.14 of the Disclosure Schedule, none of the Viacom ERISA Plans (i) is a multiemployer plan, within the meaning of Section 3(37) or 4001 (a)(3) of ERISA (a "Multiemployer Plan"), or a single employer pension plan,
                  ------------------
     within the meaning of Section 4001 (a)(15) of ERISA, for which Seller could incur liability under Section 4063 or 4064 of ERISA (a "Multiple
                                                                   --------
     Employer Plan"), or (ii) provides or promises to provide retiree
     -------------
     medical or life insurance benefits.

               (c) With respect to each Viacom ERISA Plan, neither Seller nor any Company is currently liable for any material tax arising under
     Section 4971, 4972, 4975,4979, 4980 or 4980B of the Code.  Seller has
     not incurred any material liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including any liability in connection with (i) the termination or reorganization of any employee pension benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan.

               (d)  The Viacom Pension Plan (the "VPP") and the Viacom
                                                  ---
     Investment Plan (the "VIP") which are intended to be qualified under
                           ---
     Section 401(a) of the Code have received favorable determination letters from the IRS that such plans are so qualified, and the related trusts which are intended to be exempt from federal income tax pursuant to Section 501(a) of the Code have received determination letters from the IRS that such trusts are so exempt.

               (e) Seller and the Companies have complied with their obligations under the collective bargaining agreements disclosed in
     Section 3.14 of the Disclosure Schedule, except for any failure to comply that would not result in a Material Adverse Effect.

          Section 3.15   Taxes.  Except as set forth in Section 3.15 of the
                         -----
     Disclosure Schedule, (a) each Company has timely filed or been included in, or will timely file or be included in, all material Tax Returns required to be filed by it or in which it is to be included with respect to Taxes for any period ending on or before the Closing Date, (b) all material Taxes which are due with respect to each Company have been paid except to the extent such Taxes are being contested in good faith, (c) no deficiency for any material amount of Tax has been asserted or assessed by a Tax authority against any Company or for which any Company may be liable, (d) there are no judicial proceedings with respect to material Taxes due from any Company; and (e) there is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by any Company by reason of Section 280G of the Internal Revenue Code of 1986, as amended.

          Section 3.16   Brokers.  Except for Credit Suisse First Boston
                         -------
     Corporation, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or any Company. Seller is solely responsible for the fees and expenses of Credit Suisse First Boston Corporation.

          Section 3.17   Environmental Compliance.  Except as set forth in
                         ------------------------
     Section 3.17 of the Disclosure Schedule or as would not result in a Material Adverse Effect, (i) Seller and each Company is in compliance with all Environmental Laws and (ii) there are no judicial or administrative actions, proceedings or investigations pending or, to the knowledge of Seller, threatened in writing against Seller or any Company or any real property owned, operated or leased by any Company alleging the violation of or seeking to impose liability pursuant to any Environmental Law.

          Section 3.18   EXCLUSIVITY OF REPRESENTATIONS.  THE
                         ------------------------------
     REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN THIS AGREEMENT ARE IN LIEU OF AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES. SELLER HEREBY DISCLAIMS ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO PURCHASER OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING, WITHOUT LIMITATION, ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA).


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

               Purchaser represents and warrants to Seller as follows:

          Section 4.1    Incorporation and Authority of Purchaser.
                         ----------------------------------------
     Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and (assuming due authorization, execution and delivery by Seller) constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms subject, as to enforceability, to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar Laws affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

          Section 4.2    No Conflict.  Except as may result from any facts
                         -----------
     or circumstances relating solely to Seller, the execution, delivery and performance of this Agreement by Purchaser do not and will not (a) violate or conflict with the Certificate of Incorporation or By-laws (or other similar applicable documents) of Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to Purchaser or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the assets or properties of Purchaser pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which Purchaser is a party or by which any of such assets or properties is bound or affected, except as would not, individually or in the aggregate, prohibit Purchaser from consummating the purchase and sale of the Shares as contemplated hereby.

          Section 4.3    Consents and Approvals.  The execution and
                         ----------------------
     delivery of this Agreement by Purchaser do not, and the performance of this Agreement by Purchaser will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or other Person, except (a) as described in a writing delivered to Seller by Purchaser on the date hereof, (b) the notification requirements of the HSR Act, (c) for consents required from the FCC prior to the Closing and those notices to be filed with the FCC after the Closing, (d) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prohibit Purchaser from consummating the purchase and sale of the Shares as contemplated hereby and (e) as may be necessary as a result of any facts or circumstances relating solely to Seller or its Affiliates.

          Section 4.4    Absence of Litigation.  There are no Actions
                         ---------------------
     pending against Purchaser before any Governmental Authority that, individually or in the aggregate, would prohibit Purchaser from consummating the purchase and sale of the Shares as contemplated hereby.

          Section 4.5    Securities Matters.  (a) Purchaser understands
                         ------------------
     that (i) the offering and sale of the Shares hereunder is intended to be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and (ii) there is no existing public or other market for the Shares and there can be no assurance that such a market will exist or that Purchaser will be able to sell or dispose of the Shares.

               (b) The Shares are being acquired by Purchaser for its own account and without a view to the public distribution of the Shares or any interest therein.

               (c) Purchaser is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.

               (d) Purchaser is not a broker-dealer subject to Regulation T promulgated by the Board of Governors of the Federal Reserve System.

               (e) Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares, and Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Shares.

               (f) In evaluating the suitability of an investment in the Shares, Purchaser has relied solely upon the representations, warranties, covenants and agreements made by Seller herein and Purchaser has not relied upon any other representations or other information (whether oral or written and including any estimates, projections or supplemental data) made or supplied by or on behalf of Seller or any Affiliate, employee, agent or other representative of Seller other than as contemplated by this Section 4.5.

               (g) Purchaser understands and agrees that it may not sell or dispose of any of the Shares other than pursuant to a registered offering or in a transaction exempt from the registration requirements of the Securities Act.

          Section 4.6    FCC Qualification.  Except as set forth on
                         -----------------
     Schedule 4.6, Purchaser is legally, technically, financially and otherwise qualified under the Communications Act and all rules, regulations and policies of the FCC to acquire the FCC Licenses and own and operate each of the Stations. Except as set forth on Schedule 4.6, and except for proceedings of general applicability to the radio industry, there are no proceedings pending or, to the knowledge of Purchaser, threatened in writing, or facts, which could reasonably be expected to disqualify Purchaser under the Communications Act or otherwise from acquiring the FCC Licenses or owning and operating each of the Stations or would cause the FCC not to approve the assignment of the FCC Licenses to Purchaser. Except as set forth on Schedule 4.6, there is no fact or circumstance relating to Purchaser or any of its Affiliates that could (i) cause the FCC to deny the FCC application for assignment of the FCC Licenses as provided for in this Agreement or (ii) delay processing of the FCC application for the assignment of the FCC Licenses as provided for in this Agreement because the FCC is considering whether acts or omissions of Purchaser or any of its Affiliates warrant admonishing Purchaser or any of its Affiliates, or imposing a fine, forfeiture, or other penalty against Purchaser or any of its Affiliates. Except as set forth on Schedule 4.6, no waiver of any FCC rule or policy is necessary to be obtained by Purchaser and/or its Affiliates for the grant of the FCC application for assignment of the FCC Licenses as provided for in this Agreement, nor will processing pursuant to any exception to a rule of general applicability be requested or required in connection with the consummation by Purchaser of the transactions contemplated hereby.

          Section 4.7    Brokers.  No broker, finder or investment banker
                         -------
     is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

          Section 4.8    EXCLUSIVITY OF REPRESENTATIONS.  THE
                         ------------------------------
     REPRESENTATIONS AND WARRANTIES MADE BY PURCHASER IN THIS AGREEMENT ARE IN LIEU OF AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES. PURCHASER HEREBY DISCLAIMS ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO SELLER OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

          Section 5.1    Conduct of Business Prior to the Closing.
                         ----------------------------------------
     (a) Between the date hereof and the Closing Date, Purchaser shall not directly or indirectly control, supervise or direct, or attempt to control, supervise or direct, the operation of the

     Business or any Station. Such operation, including complete control and supervision of all programs, employees and policies of the Business and each Station shall be the sole responsibility of Seller and the Companies. Neither title nor right to possession of the Shares, the Business or any Station shall pass to Purchaser until the Closing, but Purchaser shall, however, be entitled to reasonable inspection of each Station and the Assets (upon reasonable prior notice and approval of Seller, which shall not be unreasonably withheld) during normal business hours with the purpose that an uninterrupted and efficient transfer thereof may be accomplished.

               (b) Unless Purchaser otherwise agrees in writing and except as otherwise set forth herein or in the Disclosure Schedule, between the date of this Agreement and the Closing Date, Seller shall, and shall cause each Company to, (i) conduct the Business only in the ordinary course consistent with past practice, (ii) use commercially reasonable efforts to preserve substantially intact the organization of the Business, (iii) use commercially reasonable efforts to keep available to Purchaser the services of the key employees and on-air talent of each Station, (iv) use commercially reasonable efforts to preserve the current relationships of each Station with its customers, suppliers, distributors and other Persons with which such Station has significant business relationships and (v) pay and discharge all material liabilities of the Companies and the Stations substantially in accordance with their terms (other than liabilities being contested in good faith and for which appropriate reserves are established in the books and records of the appropriate Company).

               (c) Except as expressly provided in this Agreement, including, without limitation, the contribution by Viacom of the KIBB Assets to Seller and the subsequent contribution of such assets by Seller to KIBB Inc., between the date of this Agreement and the Closing Date, Seller shall not, and shall not permit any Company to, do any of the following without the prior written consent of Purchaser (which consent shall not be unreasonably withheld):

               (i) grant any Lien on any material Asset, other than Permitted Liens or incur any liabilities other than, in either such case, in the ordinary course of the Business consistent with past practice;

              (ii) establish or materially increase any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or otherwise materially increase the compensation payable to or to become payable to any officers or key employees and on-air talent of any Station by Seller or any Company, except in any case described above, in the ordinary course of the Business consistent with past practice or as may be required by Law, existing contracts or applicable collective bargaining agreements;

             (iii) enter into any material employment or severance agreement providing for annual compensation or severance payments in excess of $100,000 with any of the Station Employees;

              (iv)  except (A) in the ordinary course of the Business and
          (B) cash dividends by any Company to Seller, sell, assign, transfer, lease or otherwise dispose of any of the Assets having an aggregate replacement value exceeding $100,000;

               (v)  solely in the case of each of the Companies,
          (A) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or interest therein or
          (B) incur any indebtedness for borrowed money (other than to Seller on terms no more advantageous to Seller than could be procured by the Companies at arm's length) or issue any debt securities or assume, grant, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans, advances or distributions of cash (other than by one or more of the Companies to Seller);

              (vi) except in accordance with Law or changes required by U.S. generally accepted accounting principles, materially change any method of accounting or accounting practice used by any Company;

             (vii) issue or sell any additional shares of the capital stock of, or other equity interests in, any Company or securities convertible into or exchangeable for such shares or equity interests, or issue or grant any options, warrants, calls, subscription rights or other rights of any kind to acquire additional shares of such capital stock, such other equity interests, or such securities;

            (viii) amend the Certificate of Incorporation or By-laws of any Company; or

              (ix)  agree to do any of the foregoing.

          Section 5.2    Access to Information.  (a) From the date hereof
                         ---------------------
     until the Closing, upon reasonable notice, Seller shall, and shall cause the officers, directors, employees, auditors and agents of each Company to (i) afford the officers, employees and agents and representatives of Purchaser reasonable access, during normal business hours, to the offices, properties, books and records of each Station and (ii) furnish to the officers, employees and authorized agents and representatives of Purchaser such additional financial and operating data and other information regarding the Business and the Assets as Purchaser may from time to time reasonably request; provided, however,
                                                         --------  -------
      that such investigation shall not unreasonably interfere with the Business or any of the businesses or operations of Seller or any Affiliate of Seller, any Company or any Station.

               (b) Seller shall, and shall cause its officers, employees and representatives to, cooperate in all reasonable respects with the efforts of Purchaser and Purchaser's independent auditors to prepare such audited and interim unaudited financial statements of the Stations and/or the Companies as Purchaser may reasonably determine are necessary to satisfy the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Securities Acts")
                                                       ---------------
      applicable to Purchaser and its Affiliates. Without limiting the foregoing, Seller shall execute and deliver to Purchaser's independent auditors such customary management representation letters as the auditors may reasonably require as a condition to such auditors' ability to deliver a report upon the audited financial statements of the Stations and/or the Companies for the periods for which such financial statements are required under the Securities Acts; provided, however, under no circumstance shall Seller or any such officer, employee or representative have any liability whatsoever (other than as expressly provided in this Agreement) to Purchaser, Purchaser's independent auditors or otherwise to any Person or Governmental Authority, including, without limitation, under the Securities Acts as a result of providing such management representation letters and Purchaser shall indemnify and hold Seller and each such Person harmless against any and all such liability. Seller hereby consents to the inclusion of the audited and interim financial statements referred to in this Section 5.2(b) in any registration statement or report (each a "Filing") filed by Seller under the Securities Acts as
                     ------
     registrant under such Filing and hereby waives such provisions of the Confidentiality Agreement as are necessary solely to permit such public disclosure.

          Section 5.3    Confidentiality.  (a) Except as provided in
                         ---------------
     Section 5.2(b), the terms of the letter agreement dated as of November 22, 1996 (the "Confidentiality Agreement") between Seller and
                    -------------------------
     Purchaser are hereby incorporated herein by reference and shall continue in full force and effect until the Closing, at which time the Confidentiality Agreement and the obligations of Purchaser under this
     Section 5.3 shall terminate; provided, however, that the
                                  --------  -------
     Confidentiality Agreement shall terminate only in respect of that portion of the Evaluation Material (as defined in the Confidentiality Agreement) exclusively relating to the transactions contemplated by this Agreement. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect.

               (b) Except as Seller in its sole discretion may determine to be required by applicable law, rule or regulation or by any stock exchange rule, after the Closing, Seller agrees to keep confidential all material non-public information with respect to the Stations and all material non-public information obtained by it with respect to Purchaser in connection with this Agreement and the negotiations preceding this Agreement. Notwithstanding the foregoing, Seller shall not be required to keep confidential or return any information which
     (a) is known by it through other lawful sources not, to the knowledge of Seller, subject to a confidentiality agreement with the disclosing party, (b) is or becomes publicly known through no breach of a confidentiality obligation owed by Seller or its agents or (c) is developed by Seller independently of any disclosure by Purchaser.

          Section 5.4    Regulatory and Other Authorizations; Consents.
                         ---------------------------------------------
     (a) Each party hereto shall use its reasonable best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. With respect to Purchaser, the foregoing obligation to use reasonable best efforts shall be deemed to include, without limitation, the obligation to divest such radio station or stations in such radio broadcast market or markets as may be required by the FCC or any other Governmental Authority or as may be necessary in order to secure all required approvals of the FCC or any other Governmental Authority. Except for the Purchaser Merger, the parties hereto will not take any action that would have the effect of delaying, impairing or impeding the receipt of any required approval.

               (b) Seller and Purchaser shall prepare and file with the FCC as soon as practicable, but in no event later than five Business Days after the execution of this Agreement, the requisite applications and other necessary instruments or documents requesting the FCC Consent. After the aforesaid applications and documents have been filed with the FCC, Seller and Purchaser shall prosecute such applications with all reasonable diligence to obtain the requisite FCC Consent; provided, however, except as provided in the following
              --------  -------
     sentence, that neither Seller nor Purchaser shall be required to pay consideration to any third party to obtain the FCC Consent. Purchaser shall pay all FCC filing fees relating to the Transaction.

               (c) Each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby within 10 Business Days after the date hereof and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. Purchaser shall bear all filing fees associated with both its and Seller's HSR filings.

               (d) Each party hereto agrees to cooperate in obtaining any other consents and approvals which may be required in connection with the transactions contemplated by this Agreement; provided, however,
                                                      --------  -------
     that Seller in cooperation with Purchaser shall use its commercially reasonable efforts to obtain each consent identified in Section 3.5 of the Disclosure Schedule prior to the Closing Date. Notwithstanding the foregoing, neither Seller nor Purchaser shall be required to pay consideration to any third party to obtain any such consent or approval.

          Section 5.5    Intercompany Accounts.  Immediately prior to the
                         ---------------------
     Closing, Seller will contribute to the capital of each Company all amounts then owing from such Company to Seller and Seller's Affiliates, and each Company will forgive all amounts then owing from Seller and its Affiliates to such Company, and all of such debts shall be cancelled. Any tax sharing or tax allocation or other similar contract shall be cancelled with respect to each Company as of the Closing Date, and no Company shall have any further obligations or liability under any such tax sharing or tax allocation agreement or other similar contract.

          Section 5.6    Insurance.  (a) Effective 12:01 A.M. on the
                         ---------
     Closing Date, each Company and the Assets shall cease to be insured by Seller's or its Affiliates' insurance policies. With respect to insurance coverage written on an "occurrence basis," Seller and its Affiliates will have no liability for occurrences which take place on and after 12:01 A.M. on the Closing Date. With respect to insurance coverage written on a "claims made basis," Seller and its Affiliates will have no liability for claims made after 12:01 A.M. on the Closing Date. Purchaser agrees to indemnify and hold harmless Seller and its Affiliates in respect to any liability, claim, damage or expense of any kind whatsoever, which Seller and its Affiliates might incur arising out of or relating to any occurrences, losses or claims arising after 12:01 A.M. on the Closing Date.

               (b) From and after the Closing Date, neither Seller nor any of its Affiliates shall have any liability for self-insured workers' compensation claims with respect to the Transferred Employees in existence on the Closing Date or arising from any event or circumstance taking place or existing prior to, on or subsequent to the Closing Date. Purchaser shall take all steps necessary under any applicable Law to assume the liability for self-insured workers' compensation pursuant to this Section 5.6 and shall fully indemnify Seller and its Affiliates with respect to any liability, claim, damage or expense of any kind whatsoever arising out of or relating to any workers' compensation claim assumed by Purchaser hereunder. Purchaser shall cooperate with Seller and its Affiliates in order to obtain the return or release of bonds or securities or indemnifications given by Seller or any of its Affiliates to any state in connection with workers' compensation self-insurance with respect to the Station Employees; and, in order to effectuate such return or release, Purchaser shall, to the extent required by any state, post its own bonds, letters of credit, indemnifications or other securities in substitution therefor.

          Section 5.7    Financial Statements.  Within 30 days of the end
                         --------------------
     of each month, Seller shall use commercially reasonable efforts to deliver to Purchaser an unaudited income statement and a balance sheet of all the Stations, on a combined basis in each Market for the month then ended (collectively, the "Supplemental Financial Statements").
                                    ---------------------------------
     The Supplemental Financial Statements shall be prepared on a basis consistent with past practices regarding the preparation of internal monthly financial statements.

          Section 5.8    Notification.  Seller shall notify Purchaser, and
                         ------------
     Purchaser shall notify Seller, of any litigation, arbitration

























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


     or administrative proceeding pending or, to Seller's knowledge, threatened in writing against Seller or any Company, on one hand, or Purchaser, on the other hand, which challenges the transactions contemplated hereby or the Purchaser Merger. Purchaser shall keep Seller informed and shall consult with Seller concerning the status, scope and nature of Purchaser's efforts to comply with its covenant in
     Section 5.4, and regarding the status of the Purchaser Merger.

          Section 5.9    No Other Bids.  From and after the date hereof,
                         -------------
     neither Seller nor any of Seller's Affiliates shall, nor shall it permit any of the Companies to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of Seller, any of the Companies or any of Seller's Affiliates to, directly or indirectly, (a) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (b) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes an Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any
                                      --------------------
     proposal with respect to a merger, consolidation, share exchange or similar transaction or business combination involving any Company, or any proposal or offer to acquire in any manner a substantial equity interest in any Company or any proposal or offer to purchase of all or any significant portion of the Assets, other than the transactions contemplated hereby.

          Section 5.10   Environmental Audit.  Within 60 days of the date
                         -------------------
     of this Agreement, Purchaser may, at its sole cost and expense, perform Phase I environmental assessments (the "Environmental
                                                     -------------
     Assessments") of the parcels of the Owned Real Property and/or Leased
     -----------
     Real Property designated by Purchaser and the improvements thereon and shall deliver to Seller a report prepared by an environmental consulting firm designated by Purchaser and reasonably acceptable to Seller summarizing the results of the Environmental Assessments. In the event that such report indicates that any material remediation is necessary in order to cause the Companies and the Assets to comply with any Environmental Law, Seller shall, at Seller's cost and expense, cause such remediation to be completed in all material respects.

          Section 5.11   Further Action.  Each of the parties hereto shall
                         --------------
     execute and deliver such documents and other papers and take such further actions as may be reasonably required to carry out the provisions of this Agreement and give effect to the transactions contemplated hereby.

                                   ARTICLE VI

                                EMPLOYEE MATTERS

          Section 6.1    Employees.  (a) Set forth in Section 6.1(a) of the
                         ---------
     Disclosure Schedule is a true and complete list showing the names and current annual salary rates of all of the employees and on-air talent of each Station as of the date hereof (all such employees and on-air talent together being the "Station Employees"), which includes for
                                -----------------
     such employees the amounts paid or payable as a base salary and lists any other compensation arrangements for such employees for 1996, including bonuses or other compensation arrangements. The Station Employees constitute all of the on-air talent and personnel working at the Stations (whether full-time or part-time) or otherwise involved in the operations of the Stations.

               (b) Purchaser shall furnish to Seller at the earliest practicable date but no later than 10 days prior to Closing a list of the Station Employees which Purchaser desires Seller to terminate prior to Closing. Seller shall indemnify and hold harmless Purchaser from and against all costs and liabilities resulting from the termination of such Station Employees, except that Seller shall have no obligation with respect to, and Purchaser shall indemnify and hold harmless Seller and Seller's Affiliates from and against, all costs and liabilities resulting from any termination requested by Purchaser pursuant to this Section 6.1(b) which violates of any federal, state or local law, rule or regulation or any collective bargaining agreement. For the purposes hereof, those Station Employees who remain as employees of the Companies following the Closing Date are hereinafter referred to collectively as the "Transferred Employees".
                                                  ----------------------
               (c) Purchaser agrees (i) subject to the rights of the affected Transferred Employees regarding representation, to recognize the unions listed in Section 3.14 of the Disclosure Schedule as the sole and exclusive collective bargaining agents for the affected Transferred Employees and (ii) to be bound by, and to comply in all respects with, the terms and conditions of the collective bargaining agreements listed in Section 3.14 of the Disclosure Schedule applicable to Transferred Employees.

               (d) For the one-year period commencing on the Closing Date (the "Continuation Period"), Purchaser agrees to provide (i) those
           -------------------
     Transferred Employees whose employment is governed by the terms of a collective bargaining agreement with such employee benefits as are required by the terms of such collective bargaining agreement and (ii) all other Transferred Employees with employee benefits that in the aggregate are substantially equivalent in value as, and no less favorable in value than, those provided to such Transferred Employees immediately prior to the Closing. Notwithstanding anything to the contrary herein, Purchaser shall not have any obligation to provide any equity, equity-based or similar compensation or benefit to any Transferred Employee with respect to the equity of Purchaser or any Company, and no equity or equity-based compensation or benefits provided to Transferred Employees immediately prior to the Closing shall be taken into account for purposes of this
     Section 6.1(d) in determining substantial equivalence.

               (e) To the extent that service is relevant for eligibility, vesting, benefit accrual, benefit contributions, benefit calculations or allowances (including entitlements to vacation and sick days) under any employee benefit plan, program or arrangement established or maintained by Purchaser or any Company for the benefit of Transferred Employees, such plan, program or arrangement shall credit such Transferred Employees for service on or prior to the Closing with Seller or any Affiliate thereof; provided, however, that Purchaser
                                      --------  -------
     shall not be obligated to give credit for such service to the extent it (i) would result in duplication of any benefits to which a Transferred Employee is entitled to under any comparable plans, programs or arrangements maintained by Seller or any of its Affiliates on or prior to the Closing Date or by Purchaser after the Closing Date or (ii) was not a service which was recognized for purposes of such comparable plans, programs or arrangements. In addition, Purchaser shall waive any pre-existing conditions and recognize for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, claims of Transferred Employees incurred during the year in which the Closing Date occurs and prior to the Closing Date.

          Section 6.2    INTENTIONALLY OMITTED.

          Section 6.3    Retirement Plan.  (a) As soon as practicable after
                         ---------------
     the Closing, Seller shall prepare and deliver to Purchaser a schedule listing the Transferred Employees who were participants in the VPP and the VIP as of the Closing. Seller shall cause all Transferred Employees to be paid such benefits under the terms of the VPP and VIP, and Purchaser shall not have any responsibility with respect thereto. Purchaser shall cooperate with Seller to provide such current information regarding Transferred Employees on an ongoing basis as may be necessary to facilitate payment of benefits to such Transferred Employees from the VPP and VIP.

               (b) Purchaser agrees that it shall designate a defined contribution plan ("Purchaser's DC Plan") that will accept a direct
                         -------------------
     rollover, within the meaning of Section 401(a)(31) of the Code, of the account balances of Transferred Employees in the VIP, including any loan obligation that a Transferred Employee may have in his or her account in the VIP. To the extent that a Transferred Employee transfers a loan obligation to Purchaser's DC Plan, Purchaser's DC Plan shall continue to accept repayments of such loan amounts and shall otherwise administer such loans in accordance with their terms and the terms of ERISA until such loan amounts are repaid or are foreclosed upon.

               (c) Purchaser shall provide continuation health care coverage to all Transferred Employees and their qualified beneficiaries who incur a qualifying event on and after the Closing in accordance with the continuation health care coverage requirements of
     Section 4980D of the Code and Sections 601 through 608 of ERISA ("COBRA"). Seller shall be responsible for providing continuation
       -----
     coverage to the extent required by law (i) to any Transferred Employee who incurs a "qualifying event" under COBRA on or before the Closing Date and (ii) to any employee who is not a Transferred Employee who incurs a "qualifying event" under COBRA on or before the Closing Date.

          Section 6.4    Indemnity.  Anything in this Agreement to the
                         ---------
     contrary notwithstanding (including Section 10.1), Purchaser hereby agrees to indemnify Seller and its Affiliates against and hold Seller and its Affiliates harmless from any and all claims, losses, damages, expenses, obligations and liabilities (including costs of collection, reasonable attorneys' fees and other costs of defense) arising out of or otherwise in respect of (i) any failure of Purchaser or any Company to comply with their obligations under any collective bargaining agreement applicable to Transferred Employees, (ii) any withdrawal liability attributable to a withdrawal as a result of or after the Closing assessed against Seller or any of its Affiliates in respect of any Multiemployer Plan listed in Section 3.14 of the Disclosure Schedule, (iii) any claim made by any Transferred Employee against Seller or any of its Affiliates for any severance or termination benefits pursuant to the provisions of any Viacom Plan which was disclosed in Section 3.14 of the Disclosure Schedule, (iv) any suit or claim of violation brought against Seller or any of its Affiliates under WARN for any actions taken by Purchaser or any Company on or after the Closing Date with respect to any facility, site of employment, operating unit or Transferred Employee, and (v) any claim for payments of benefits by Transferred Employees or their beneficiaries with respect to their employment after the Closing.

          Section 6.5    No Third Party Beneficiaries.  Nothing in this
                         ----------------------------
     Article VI or elsewhere in this Agreement shall be deemed to make any of the Station Employees third party beneficiaries of this Agreement.


                                   ARTICLE VII

                                   TAX MATTERS

          Section 7.1    Tax Indemnities.  (a) From and after the Closing
                         ---------------
     Date, Seller shall indemnify Purchaser and each Company against all Taxes (i) imposed on Seller or any member of an affiliated group with which Seller files a consolidated or combined income Tax Return (other than the Companies) with respect to any taxable period that ends on or before the Closing Date or includes the Closing Date; (ii) imposed on any Company with respect to any taxable period or portion thereof that ends on or before the Closing Date, in excess of any amount reserved for Taxes on such Company's Financial Statements or (iii) arising as a result of the Election; provided, however, that no indemnity shall be
                             --------  -------
     provided under this Agreement for any Tax resulting from any transaction of any Company occurring on the Closing Date but after the Closing that is not in the ordinary course of the Business other than the Election.

               (b) From and after the Closing Date, Purchaser and each Company shall, jointly and severally, indemnify Seller and its Affiliates against all Taxes imposed on or with respect to such Company that are not subject to indemnification pursuant to paragraph
     (a) of this Section 7.1, including Taxes resulting from any transaction of the Company occurring on the Closing Date but after the Closing that is not in the ordinary course of the Business.

               (c)  Payment by the indemnitor of any amount due under this
     Section 7.1 shall be made within 10 days following written notice by the indemnitee that payment of such amounts to the appropriate Tax authority is due, provided that the indemnitor shall not be required to make any payment earlier than two days before it is due to the appropriate Tax authority. In the case of a Tax that is contested in accordance with the provisions of Section 7.3, payment of the Tax to the appropriate Tax authority will not be considered to be due earlier than the date a final determination to such effect is made by such Tax authority or a court.

               (d) For purposes of this Agreement, in the case of any Tax that is imposed on a periodic basis and is payable for a period that begins before the Closing Date and ends after the Closing Date, the portion of such Taxes payable for the period ending on the Closing Date shall be (i) in the case of any Tax other than a Tax based upon or measured by income, the amount of such Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period and (ii) in the case of any Tax based upon or measured by income, the amount which would be payable if the taxable year ended on the Closing Date. Any credit shall be prorated based upon the fraction employed in clause (i) of the preceding sentence. In the case of any Tax based upon or measured by capital (including net worth or longterm debt) or intangibles, any amount thereof required to be allocated under this Section 7.1(d) shall be computed by reference to the level of such items on the Closing Date.

          Section 7.2    Refunds and Tax Benefits.  (a) Purchaser shall
                         ------------------------
     promptly pay to Seller any refund or credit (including any interest paid or credited with respect thereto) received by Purchaser or any Company of Taxes of any Company (i) relating to taxable periods or portions thereof ending on or before the Closing Date or (ii) attributable to an amount paid by Seller or any of its Affiliates under Section 7.1 hereof. Purchaser shall, if Seller so requests and at Seller's expense, cause the relevant entity to file for and obtain any refund to which Seller is entitled under this Section 7.2. Purchaser shall permit Seller to control (at Seller's expense) the prosecution of any such refund claimed, and shall cause the relevant entity to authorize by appropriate power of attorney such Persons as Seller shall designate to represent such entity with respect to such refund claimed. In the event that any refund or credit of Taxes for which a payment has been made pursuant to this Section 7.2(a) is subsequently reduced or disallowed, Seller shall indemnify and hold harmless the payor for any Tax liability, including interest and penalties, assessed against such payor by reason of the reduction or disallowance.

               (b)  Any amount otherwise payable by Seller under Section
     7.1 shall be reduced by any Tax benefit to Purchaser or any Company for a period or portion thereof beginning after the Closing Date (a "Post-Closing Date Tax Benefit") that arose as a result of any
      -----------------------------
     underlying adjustment resulting in the obligation of Purchaser or such Company to pay Taxes for which Seller is responsible under Section 7.1 or the payment of such Taxes. If a payment is made by Seller in accordance with Section 7.1, and if in a subsequent taxable year a Post-Closing Date Tax Benefit is realized by Purchaser or any Company (that was not previously taken into account pursuant to the preceding sentence to reduce an amount otherwise payable by Seller under Section 7.1), Purchaser or such Company shall pay to Seller at the time of such realization the amount of such Post-Closing Date Tax Benefit to the extent that the Post-Closing Date Tax Benefit would have resulted in a reduction in the amount paid by Seller under Section 7.1 if the Post-Closing Date Tax Benefit had been obtained in the year of such payment. A Post-Closing Date Tax Benefit will be considered to be realized for purposes of this Section 7.2 at the time that it is actually utilized on a Tax Return which includes Purchaser or any Company.

               (c) Neither Purchaser nor any Company shall carryback to any taxable period ending on or before the Closing Date any net operating loss, capital loss or tax credit incurred by any Company in any taxable period beginning after the Closing Date.

          Section 7.3    Contests.  (a) After the Closing, Purchaser shall
                         --------
     promptly notify Seller in writing of the commencement of any Tax audit or administrative or judicial proceeding or of any demand or claim on Purchaser or any Company which, if determined adversely to the taxpayer or after the lapse of time, would be grounds for indemnification under Section 7.1. Such notice shall contain factual information (to the extent known) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Tax authority in respect of any such asserted Tax liability. If Purchaser fails to give Seller prompt notice of an asserted Tax liability as required by this Section 7.3, then (a) if Seller is precluded by the failure to give prompt notice from contesting the asserted Tax liability in both the administrative and judicial forums, then Seller shall not have any obligation to indemnify for any loss arising out of such asserted Tax liability, and
     (b) if Seller is not so precluded from contesting but such failure to give prompt notice results in a detriment to Seller, then any amount which Seller is otherwise required to pay Purchaser pursuant to
     Section 7.1 with respect to such liability shall be reduced by the amount of such detriment.

               (b) Seller may elect to direct, through counsel of its own choosing and at its own expense, any audit, claim for refund and administrative or judicial proceeding involving any asserted liability with respect to which indemnity may be sought under Section 7.1 (any such audit, claim for refund or proceeding relating to an asserted Tax liability is referred to herein as a "Contest"). If Seller elects to
                                           -------
     direct a Contest, it shall
     within 30 days of receipt of the notice of asserted Tax liability notify Purchaser of its intent to do so, and Purchaser shall cooperate and shall cause each Company to cooperate, at the expense of Seller, in each phase of such Contest. Seller shall keep Purchaser informed regarding the progress but not any substantive aspect of any Contest which Seller has elected to direct. If Seller elects not to direct the Contest, fails to notify Purchaser of its election as herein provided or contests its obligation to indemnify under Section 7.1, Purchaser or the relevant Company may pay, compromise or contest, at its own expense, such asserted liability. However, in such case, neither Purchaser nor such Company may settle or compromise any asserted liability over the objection of Seller; provided, however,
                                                      --------  -------
     that consent to settlement or compromise shall not be unreasonably withheld. In any event, Seller may participate, at its own expense, in the Contest. If Seller chooses to direct the Contest, Purchaser shall promptly empower and shall cause the relevant Company promptly to empower (by power of attorney and such other documentation as may be appropriate) such representatives of Seller as it may designate to represent Purchaser and such Company in the Contest insofar as the Contest involves an asserted Tax liability for which Seller would be liable under Section 7.1.

          Section 7.4    Preparation of Tax Returns.  Seller shall prepare
                         --------------------------
     and file U.S. federal, state and local income and franchise Tax Returns relating to each Company for any Tax period ending on or prior to the Closing Date and which are required to be filed after the Closing Date. The parties agree that if any Company is permitted, but not required, under applicable state or local income or franchise Tax Laws to treat the Closing Date as the last day of a Tax period, it will treat the Tax period as ending on the Closing Date. Seller shall prepare and file all other Tax Returns for any period ending on or prior to the Closing Date to the extent Seller or an Affiliate of Seller previously was responsible for the preparation and filing of such Tax Returns for the immediately preceding Tax period. All Tax Returns relating to any Company and prepared by Seller shall be prepared in a manner consistent with past practices, except as otherwise required by applicable law. Purchaser shall prepare and timely file, and shall cause each Company to prepare and timely file, all Tax Returns for which Seller is not responsible pursuant to this
     Section 7.4. Purchaser will deliver to Seller a complete and accurate copy of each Tax Return required to be filed by Purchaser or any Company under this Section 7.4 for Tax periods that include the Closing Date, and any amendment to such return, within 10 days of the date such Tax Return is filed with the appropriate Tax authority.

          Section 7.5    Section 338(h)(10) Election.  (a) At the option of
                         ---------------------------
     Purchaser given in writing to Seller on or before the Closing Date, Seller and Purchaser shall jointly make the election provided for by
     Section 338(h)(10) of the Code and any corresponding elections under state, local or foreign Tax Law (the "Election") with respect to the
                                           --------
     Shares. Seller and Purchaser shall provide to the other all necessary information to permit the Election to be made. Seller and Purchaser shall, as promptly as practicable following the Closing Date, take all actions necessary and appropriate (including filing IRS Form 8023-A and other such forms, returns, elections, schedules, attachments, and other documents as may be required (the "Forms")) to effect and
                                              -----
     preserve a timely Election.

               (b) In connection with the Election, Seller and Purchaser shall mutually (i) determine the amount of the modified aggregate deemed sales price ("MADSP") of the Shares (within the meaning of
                          -----
     Treas. Reg. Section 1.338(h)(10)-1(f)) and (ii) the proper allocations of the MADSP among the Assets in accordance with Treas. Reg. section 1.338(h)(10)-1. The allocations referred to in the preceding sentence are referred to herein as the "Allocations". Seller will calculate
                                    -----------
     the gain or loss, if any, in a manner consistent with the Allocations and will not take any position inconsistent with the Allocations in any Tax Return or otherwise (subject to appropriate adjustments pursuant to Treas. Reg. section 1.338(h)(10)-1(f)(4)). Purchaser will allocate the Purchase Price consistently with the Allocations and will not take any position inconsistent with the Allocations in any Tax Return or otherwise (subject to appropriate adjustments pursuant to Treas. Reg.
     section 1.338(h)(10)-1(f)(4)).

               (c) At least 120 days prior to the latest date for the filing of each Form, Seller, after consultation with Purchaser, shall prepare and submit to Purchaser a draft of each Form. No party hereto shall file any Form unless it shall have obtained the consent of the other party hereto, which consent shall not be unreasonably withheld. On or prior to the 30th day after Purchaser's receipt of a draft Form, Purchaser shall deliver to Seller either (i) its consent to such filing or (ii) a written notice specifying in reasonable detail all disputed items and the basis therefor. If Purchaser and Seller have been unable to resolve their differences within 30 days after Seller's receipt of Purchaser's written notice of disputed items, any remaining disputed issues shall be submitted to the Accounting Firm to resolve in a final binding manner after hearing the views of both parties.
     The fees and expenses of the Accounting Firm pursuant to this Section
     7.5 shall be shared equally between Seller and Purchaser.

          Section 7.6    Cooperation and Exchange of Information.  Seller
                         ---------------------------------------
     and Purchaser shall, and they shall cause each Company to, provide each other with such cooperation and information as any of them reasonably may request of another in filing any Tax Return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by Tax authorities. Each such party shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Each such party will retain all Tax Returns, schedules and work papers and all material records or other documents relating to Tax matters of any Company for its taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by another party in writing of such extensions for the respective Tax periods, or (ii) eight years following the due date (without extension) for such Tax Returns. Any information obtained under this Section 7.6 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

          Section 7.7    Conveyance Taxes.  Purchaser agrees to assume
                         ----------------
     liability for and to pay all sales, transfer, stamp, real property transfer or gains and similar Taxes incurred as a result of the sale of the Shares contemplated hereby. In addition, Purchaser agrees to indemnify Seller and its Affiliates for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties (including attorneys' and consultants' fees and expenses) incurred by Seller and its Affiliates arising out of Purchaser's failure to make timely or full payments of such Taxes. Purchaser and Seller shall jointly prepare all Tax Returns relating to such Taxes.

          Section 7.8    Miscellaneous.  (a) The parties agree to treat all
                         -------------
     payments made under Article X or this Article VII (except payments made pursuant to Section 7.7) as adjustments to the Purchase Price for Tax purposes.

               (b) Except as expressly provided otherwise and except for the representations contained in Section 3.15 of this

     Agreement, this Article VII shall be the sole provision governing Tax matters and indemnities therefor under this Agreement.

               (c) For purposes of this Article VII, all references to Seller, Purchaser or a Company includes successors thereto.


                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

          Section 8.1    Conditions to Obligations of Seller.  The
                         -----------------------------------
     obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

               (a)  Representations and Warranties; Covenants.  (i) The
                    -----------------------------------------
      representations and warranties of Purchaser contained in Article IV
     (A) that are qualified as to materiality, shall be true and correct and (B) that are not qualified as to materiality, shall be true and correct in all material respects, in each case as of the Closing, other than representations and warranties made as of another date, which representations and warranties shall have been true and correct, or true and correct in all material respects, as the case may be, as of such date; (ii) the obligations, covenants and agreements of Purchaser contained in this Agreement to be performed or complied with on or prior to the Closing Date (A) that are qualified as to materiality shall have been performed or complied with and (B) that are not qualified as to materiality shall have been performed or complied with in all material respects, in each case on or prior to the Closing Date, except that Purchaser shall have complied in all respects with its obligations under Article II hereof; and (iii) Seller shall have received a certificate to such effect signed by a duly authorized senior officer of Purchaser;

               (b)  Communications Act.  The FCC Consent shall have been
                    ------------------
     issued and shall contain no provision materially adverse to Seller;

               (c)  HSR Act.  Any waiting period (and any extension
                    -------
     thereof) under the HSR Act applicable to the purchase and sale of the Shares contemplated hereby shall have expired or shall have been terminated;

               (d)  No Governmental Order.  There shall be no Governmental
                    ---------------------
     Order in existence which restrains or which materially and adversely affects the transactions contemplated by this Agreement or is likely to render it impossible or unlawful to consummate such transactions; and

               (e)  Resolutions.  Seller shall have received a true and
                    -----------
     complete copy, certified by the Secretary or an Assistant Secretary of Purchaser, of the resolutions duly and validly adopted by the Board of Directors of Purchaser evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          Section 8.2    Conditions to Obligations of Purchaser.  The
                         --------------------------------------
     obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

               (a)  Representations and Warranties; Covenants.  (i) The
                    -----------------------------------------
      representations and warranties of Seller contained in this Agreement
     (A) that are qualified as to materiality, shall be true and correct and (B) that are not qualified as to materiality, shall be true and correct in all material respects, in each case as of the Closing, other than representations and warranties made as of another date, which representations and warranties shall have been true and correct, or true and correct in all material respects, as the case may be, as of such date; (ii) the obligations, covenants and agreements of Seller contained in this Agreement to be performed or complied with on or prior to the Closing Date (A) that are qualified as to materiality, shall have been performed or complied with and (B) that are not qualified as to materiality, shall have been performed or complied with in all material respects, in each case on or prior to the Closing Date; and (iii) Purchaser shall have received a certificate to such effect signed by a duly authorized senior officer of Seller;

               (b)  Communications Act.  The FCC Consent shall have been
                    ------------------
     issued and shall contain no provision materially adverse to Purchaser; provided, however, that Purchaser shall not be required to close
     --------  -------
     before the FCC Consent has become a Final Order if a financing source from whom Purchaser is obtaining financing for the purpose of consummating the purchase and sale of the Shares as contemplated by this Agreement refuses, after Purchaser has used its good faith reasonable best efforts to persuade such financing source to close upon receipt of the FCC Consent, to consummate such financing arrangements until the FCC Consent has become a Final Order.

               (c)  HSR Act.  Any waiting period (and any extension
                    -------
     thereof) under the HSR Act applicable to the purchase and sale of the Shares contemplated hereby shall have expired or shall have been terminated;

               (d)  No Governmental Order.  There shall be no Governmental
                    ---------------------
     Order in existence which restrains or which materially and adversely affects the transactions contemplated by this Agreement or is likely to render it impossible or unlawful to consummate such transactions;

               (e)  Resolutions.  Purchaser shall have received a true and
                    -----------
     complete copy, certified by the Secretary or an Assistant Secretary of Seller, of the resolutions duly and validly adopted by the Board of Directors of Seller evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

               (f)  Leased Transmission Properties.  Seller shall have
                    ------------------------------
     obtained and delivered to Purchaser all material consents (in writing and signed by the applicable lessor) required in connection with the consummation of the transactions contemplated hereby with respect to any lease pursuant to which any Company leases a main transmission facility; and

               (g)  Indebtedness.  Seller shall have satisfied in full all
                    ------------
     indebtedness for borrowed money of the Companies other than the current portion of such indebtedness that would reduce the Working Capital of the Companies as to the Closing Date.


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

          Section 9.1    Termination.  This Agreement may be terminated at
                         -----------
     any time prior to the Closing as follows:

               (a)  by the mutual written consent of Seller and Purchaser;

               (b) by either Seller or Purchaser, if the Closing shall not have occurred prior to the nine-month anniversary of the date hereof (the "Outside Date"); provided, however, that the right to terminate
           ------------
     this Agreement under this Section 9.1(b) shall be suspended as to any party whose failure to fulfill any material obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date, until the 10th day after such failure has been cured; provided further, that subject to Purchaser's good faith
                 -------- --------
     obligation in Section 8.2(b) to seek to consummate the Closing following receipt of the FCC Consent but prior receipt of Final Order, the Outside Date shall be automatically extended by 60 days if the FCC shall have issued the FCC Consent on or before the Outside Date, but such FCC Consent shall not have become a Final Order.

               (c) by Seller in the event that any representation or warranty of Purchaser made hereunder shall be materially inaccurate or breached or Purchaser shall have failed to comply with or satisfy, in all material respects, its covenants and agreements made hereunder; provided that written notice of such material inaccuracy, breach or failure shall have been given to Purchaser and Purchaser shall not have cured the same within 10 Business Days of receipt of such notice, except that Seller shall be entitled to terminate this Agreement and there shall be no cure period for any breach, whether or not material, for a failure by Purchaser to deliver the Purchase Price pursuant to
     Section 2.5;

               (d) by Purchaser in the event that any representation or warranty of Seller made hereunder shall be materially inaccurate or breached or Seller shall fail to comply with or satisfy, in all material respects, its covenants and agreements made hereunder provided that written notice of such material inaccuracy, breach or failure shall have been given to Seller and Seller shall not have cured the same within 10 Business Days of receipt of such notice, except that Purchaser shall be entitled to terminate this Agreement, and there shall be no cure period for any breach, whether or not material, for a failure by Seller to deliver the Shares pursuant to
     Section 2.4;

               (e) by either Seller or Purchaser in the event of the issuance of a final, nonappealable Governmental Order restraining or prohibiting the transactions contemplated herein; or

               (f) by Seller if the Deposit has not been delivered by Purchaser to Seller on or prior to the Deposit Delivery Time.

          Notwithstanding the foregoing, neither party may terminate this Agreement pursuant to clauses (c) or (d) of this Section 9.1 if any representation or warranty of the party seeking to terminate is materially inaccurate or breached or such party has failed to comply with or satisfy, in all material respects, its covenants and agreements made hereunder.

          Section 9.2    Termination is Non-exclusive Remedy.  (a) If this
                         -----------------------------------
     Agreement is terminated pursuant to Section 9.1 (b) (provided that Seller is not then in material breach of this Agreement), Section 9.1(c) or 9.1(e) (unless, in the case of Section 9.1(e), such Governmental Order is attributable to facts or circumstances relating exclusively to Seller, any of Seller's Affiliates, any of the Companies or any of the Stations), then (i) Seller shall retain the Deposit and (ii) Purchaser shall pay the Interest Amount to Seller on the Interest Payment Date. The termination rights of Seller under
     Section 9.1 and the rights of Seller under this Section 9.2(a) are in addition to, and not exclusive of, any other rights or remedies Seller may have hereunder, at Law or otherwise.

               (a) If this Agreement is terminated by Purchaser pursuant to Section 9.1(d) or 9.1(e) (if such Governmental Order is attributable to facts or circumstances relating exclusively to Seller, any of Seller's Affiliates, any of the Companies or any of the Stations) or is terminated by Seller other than in compliance with the terms of this Agreement, then the Deposit (together with interest thereon at the Interest Rate through the date of repayment) shall be refunded by Seller promptly to Purchaser and the Interest Amount shall not be payable to Seller.

               (b) In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, except as set forth in Sections 5.3, 9.2(a) and 11.02 and nothing herein shall relieve either party from liability for any breach hereof or failure to perform hereunder.

          Section 9.3    Waiver.  At any time prior to the Closing, any
                         ------
     party may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party hereto contained herein or in any document delivered pursuant hereto or (c) waive compliance by the other party hereto with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

                                    ARTICLE X

                                 INDEMNIFICATION

          Section 10.1   Indemnification by Purchaser.  (a) Subject to
                         ----------------------------
     Section 11.1, Purchaser shall indemnify and hold Seller, its Affiliates and their respective employees, officers and directors (collectively, the "Seller Indemnified Parties") harmless from and
                         --------------------------
     against, and agrees to promptly defend any Seller Indemnified Party from and reimburse any Seller Indemnified Party for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including any Action brought by any Governmental Authority or Person and including reasonable attorneys fees and expenses reasonably incurred) (collectively, "Losses"), which such
                                                   ------
     Seller lndemnified Party may at any time suffer or incur, or become subject to, as a result or in connection with:

               (i) the inaccuracy as of the date of this Agreement or the Closing Date of any representations and warranties made by Purchaser in or pursuant to this Agreement or in any instrument or certificate delivered by Purchaser at the Closing in accordance herewith; or

              (ii) any failure by Purchaser to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and/or other instruments delivered by Purchaser pursuant to this Agreement.

               (b)  The amounts for which Purchaser shall be liable under
     Section 10.1(a) shall be net of (i) any insurance payable to Seller lndemnified Parties from their own insurance policies in connection with the facts giving rise to the right of indemnification and (ii) any Tax benefits received by or accruing to Seller lndemnified Parties.

               (c) Notwithstanding any other provision to the contrary, Purchaser shall not be required to indemnify and hold harmless any Seller lndemnified Party pursuant to Section 10.1(a) unless Seller has asserted a claim with respect to such matters within the applicable survival period set forth in Section 11.1, and the cumulative indemnification obligation of Purchaser under Section 10.1(a)(i) of this Article X shall in no event exceed the Purchase Price.

          Section 10.2   Indemnification by Seller.  (a) Subject to Section
                         -------------------------
     11.1 hereof, Seller shall indemnify and hold Purchaser, its Affiliates and their respective employees, officers and directors (collectively, the "Purchaser Indemnified Parties") harmless from and against, and
          -----------------------------
     agrees to promptly defend any Purchaser lndemnified Party from and reimburse any Purchaser Indemnified Party for, any and all Losses which such Purchaser lndemnified Party may at any time suffer or incur, or become subject to, as a result or in connection with:

               (i) the inaccuracy as of the date of this Agreement or the Closing Date of any representations and warranties made by Seller in or pursuant to this Agreement or in any instrument or certificate delivered by Seller at the Closing in accordance herewith; or

              (ii) any failure by Seller to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and/or other instruments delivered by Seller pursuant to this Agreement.

               (b)  The amounts for which Seller shall be liable under
     Section 10.2(a) shall be net of (i) any insurance payable to Purchaser lndemnified Parties from their own insurance policies in connection with the facts giving rise to the right of indemnification and (ii) any Tax benefits received by or accruing to Purchaser lndemnified Parties.

               (c) Notwithstanding any other provision to the contrary, Seller shall not be required to indemnify and hold harmless any Purchaser Indemnified Party pursuant to Section 10.2(a), (i) unless Purchaser has asserted a claim with respect to such matters within the applicable survival period set forth in Section 11.1, and (ii) until the aggregate amount of Purchaser lndemnified Parties' Losses exceeds an amount equal to 1 % of the Purchase Price, after which Seller shall be obligated for all Losses of Purchaser Indemnified Parties in excess of such amount; provided, however, that the cumulative indemnification
                     --------  -------
     obligation of Seller under this Article X shall in no event exceed the Purchase Price.

               (d) For purposes of calculating the amount of Losses subject to indemnification pursuant to Sections 10.1 and 10.2, it is understood and agreed between the parties hereto that to determine if there has been an inaccuracy or breach of a representation or warranty which is qualified as to materiality by the party making such representation or warranty or contains an exception for matters that would not have a Material Adverse Effect, then such representation or warranty shall be read as if it were not so qualified or contained no such exception.

          Section 10.3   Notification of Claims.  (a) A party entitled to
                         ----------------------
     be indemnified pursuant to Section 10.1 or 10.2 (the "Indemnified
                                                           -----------
     Party") shall promptly notify the party liable for such
     -----
     indemnification (the "Indemnifying Party") in writing of any claim or
                           ------------------
     demand which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement; provided, however, that a failure to give prompt notice or to include
     --------  -------
     any specified information in any notice will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was damaged as a result of such failure. Subject to the Indemnifying Party's right to defend in good faith third party claims as hereinafter provided, the Indemnifying Party shall satisfy its obligations under this Article X within 30 days after the receipt of written notice thereof from the lndemnified Party.

               (b) If the Indemnified Party shall notify the Indemnifying Party of any claim or demand pursuant to Section 10.3(a), and if such claim or demand relates to a claim or demand asserted by a third party against the lndemnified Party which the Indemnifying Party acknowledges is a claim or demand for which it must indemnify or hold harmless the lndemnified Party under Section 10.1 or 10.2, the Indemnifying Party shall have the right to employ counsel reasonably acceptable to the Indemnified Party to defend any such claim or demand asserted against the Indemnified Party for so long as the Indemnifying Party shall continue in good faith to diligently defend against such action or claim. The Indemnified Party shall have the right to participate in the defense of any such claim or demand at its own expense. The Indemnifying Party shall notify the lndemnified Party in writing, as promptly as possible (but in any case five Business Days before the due date for the answer or response to a claim) after the date of the notice of claim given by the lndemnified Party to the Indemnifying Party under Section 10.3(a) of its election to defend in good faith any such third party claim or demand. So long as the Indemnifying Party is defending in good faith any such claim or demand asserted by a third party against the Indemnified Party, the lndemnified Party shall not settle or compromise such claim or demand without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, and the Indemnified Party shall make available to the Indemnifying Party or its agents all records and other material in the lndemnified Party's possession reasonable required by it for its use in contesting any third party claim or demand. Whether or not the Indemnifying Party elects to defend any such claim or demand, the lndemnified Party shall have no obligations to do so. In the event the Indemnifying Party elects not to defend such claim or action or if the Indemnifying Party elects to defend such claim or action but fails to diligently defend such claim or action in good faith, the Indemnified Party shall have the right to settle or compromise such claim or action without the consent of the Indemnifying Party, except that the Indemnified Party shall not settle or compromise any such claim or demand, unless the Indemnifying Party is given a full and completed release of any and all liability by all relevant parties relating thereto.

          Section 10.4   Certain Exclusive Remedies.  Except (i) as
                         --------------------------
     provided in Section 9.2(a) and (ii) for the indemnification obligations specified in Sections 5.2(b) and 5.6, Article VI and
     Article VII, Seller and Purchaser acknowledge and agree that the indemnification provisions of Sections 10.1 and 10.2 shall be the sole and exclusive remedies of Seller and Purchaser, respectively, for any breach of the representations or warranties herein or nonperformance of any covenants and agreements herein of the other party.


                                   ARTICLE XI

                               GENERAL PROVISIONS

          Section 11.1   Survival.  The representations, warranties,
                         --------
     covenants and agreements of Seller and Purchaser contained in or made pursuant to this Agreement or in any certificate furnished pursuant hereto shall terminate at the Closing, except that the representations and warranties made in Article Ill and Article IV and the covenants and agreements made herein shall survive in full force and effect until the later of (x) the six-month anniversary of the Closing Date or (y) March 31, 1998. In addition, Section 10.4, including the indemnification obligations contained in Sections 5.2(b), 5.6,6.4 and 7.1, shall survive in perpetuity and Section 2.6 shall survive until the working capital adjustment contemplated therein has been completed.

          Section 11.2   Expenses.  Except as may be otherwise specified
                         --------
     herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

          Section 11.3   Notices.  All notices, requests, claims, demands
                         -------
     and other communications hereunder shall be in writing and shall be deemed to have been duly given or made when delivered in person one Business Day after having been dispatched via a nationally recognized overnight courier service, when dispatched by facsimile, or three Business Days after being sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.3):

               (a)  if to Seller:

                    Viacom International Inc. 1515 Broadway
                    New York, New York 10036
                    Attention:  General Counsel and Deputy
                                General Counsel
                    Telecopier: (212) 258-6099

               (b)  if to Purchaser:

                    Evergreen Media Corporation of Los Angeles
                    433 East Las Colinas Boulevard, Suite 1130
                    Irving, Texas 75039
                    Attention: Scott K. Ginsburg
                    Telecopier: (977) 432-0754

                    With a copy to:

                    Latham & Watkins
                    1001 Pennsylvania Ave., N.W.,
                    Suite 1300
                    Washington, D.C. 20004
                    Attention: Eric L. Bernthal
                    Telecopier: (202) 637-2201

          Section 11.4   Public Announcements.  Except as may be required
                         --------------------
     by Law or stock exchange rules, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior notification to the other party, and the parties shall cooperate as to the timing and contents of any such announcement.

          Section 11.5   Non-Solicitation.  Until the six-month anniversary
                         ----------------
     of the Closing Date, Seller (excluding any of Seller's Affiliates) will not solicit or offer employment to any general manager or on-air talent who is then a Transferred Employee except that a general solicitation through advertisement or a professional broker will not constitute a violation of this Section.

          Section 11.6   Headings.  The headings contained in this
                         --------
     Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 11.7   Severability.  If any term or other provision of
                         ------------
     this Agreement is invalid, illegal or incapable of being enforced because of any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

          Section 11.8   Entire Agreement.  This Agreement constitutes the
                         ----------------
     entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between Seller and Purchaser with respect to the subject matter hereof and thereof, except as otherwise expressly provided herein.

          Section 11.9   Successors and Assigns.  This Agreement will be
                         ----------------------
     binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but will not be assignable or delegable by any party without the prior written consent of the other party which shall not be unreasonably withheld; provided,
                                                           --------
     however, that in the event the Purchaser Merger is completed either
     -------
     prior to or after the Closing, then this Agreement and all of the rights and obligations of Purchaser hereunder, hereto and herein shall become binding upon and inure to the benefit of the corporation or other Person (the "Surviving Entity") surviving the Purchaser Merger;
                        ----------------
     provided further, that (a)  except as otherwise permitted in this
     -------- -------
     Section 11.9, prior to Closing, Purchaser or the Surviving Entity, as the case may be, may assign this Agreement to another party (the "Purchaser Assignee") without the consent of
                            ------------------
     Seller if, but only if, (A) such Purchaser Assignee is legally, financially and in all other respects qualified under the laws, rules, and regulations of the FCC and each other applicable Governmental Authority to own the FCC Licenses and to operate the Stations as currently operated and (B) Purchaser or the Surviving Entity, as the case may be, agrees in a writing, in form and substance satisfactory to Seller, to remain primarily liable and responsible for the timely performance by Purchaser Assignee of this Agreement, and (b) Purchaser or the Surviving Entity, as the case may be, may without the consent of Seller make a collateral assignment of its rights under this Agreement to any financing source who provides funds to Purchaser or the Surviving Entity, as the case may be. Seller agrees to execute acknowledgments of such assignment(s) and collateral assignments in such forms as Purchaser or the Surviving Entity, as the case may be, or institutional lender(s) may from time to time reasonably request. In the event that the Purchaser Merger is consummated, all references herein to Purchaser shall be deemed to be references to the Surviving Entity.

          Section 11.10  No Recourse.  Notwithstanding any of the terms or
                         -----------
     provisions of this Agreement, each of Seller on the one hand, and Purchaser, on the other hand, agree that neither it nor any Person acting on its behalf may assert any claims or cause of action against any employee, officer or director of the other party or stockholder of such other party in connection with or arising out of this Agreement or the transactions contemplated hereby.

          Section 11.11  No Third-Party Beneficiaries.  Except as expressly
                         ----------------------------
     provided in Articles VII and X, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          Section 11.12  Amendment.  This Agreement may not be amended or
                         ---------
     modified except by an instrument in writing signed by Seller and Purchaser.

          Section 11.13  Sections and Schedules.  Any disclosure with
                         ----------------------
     respect to a Section or Schedule of this Agreement shall be deemed to be disclosure for all other Sections and Schedules of this Agreement.

          Section 11.14  Governing Law.  This Agreement shall be governed
                         -------------
     by, and construed in accordance with, the Laws of the State of New York. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in a New York state or federal court sitting in the City of New York, and the parties hereto hereby irrevocable submit to the nonexclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

          Section 11.15  Counterparts.  This Agreement may be executed in
                         ------------
     one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          Section 11.16  No Presumption.  This Agreement shall be construed
                         --------------
     without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

          Section 11.17  Specific Performance.  Seller agrees that the
                         --------------------
     Shares represent unique property that cannot be readily obtained on the open market and that Purchaser would be irreparably injured if this Agreement is not specifically enforced after default. Therefore, in addition to any other remedy Purchaser may have under this Agreement or at law or in equity, Seller agrees to waive the defense to the remedy of specific performance that Purchaser has an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy.

          IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                   VIACOM INTERNATIONAL INC.



                                   By:   /s/ Philippe P. Dauman
                                      -------------------------------------
                                   Name:  Philip P. Dauman
                                   Title:    Deputy Chairman and
                                             Executive Vice President

                                   EVERGREEN MEDIA CORPORATION OF LOS
                                   ANGELES



                                   By:   /s/ Scott K. Ginsburg
                                      -------------------------------------
                                   Name:   Scott K. Ginsburg
                                   Title:    Chairman and Chief
                                             Executive Officer
































































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